Exhibit 4.8

Exhibit 4.8

EXECUTION COPY

INVESTMENT AGREEMENT

dated as of March 13, 2009

between

American Apparel, Inc.

and

Lion Capital (Guernsey) II Limited

TABLE OF CONTENTS

ARTICLE I TRANSACTIONS; CLOSING 2

1.1 Transactions 2 1.2

Closing 2

ARTICLE II REPRESENTATIONS AND WARRANTIES 3 2.1

Disclosure 3 2.2

Representations and Warranties of the Company 4 2.3

Representations and Warranties of Investor 8

ARTICLE III COVENANTS 10 3.1

Filings; Other Actions 10 3.2

Access, Information and Confidentiality 11 3.3

Short Sales 12

ARTICLE IV ADDITIONAL AGREEMENTS 12 4.1

Board Representation 12 4.2

Registration Rights 15 4.3

Allocation 28

ARTICLE V MISCELLANEOUS 29 5.1

Expenses 29 5.2

Amendment; Waiver 29 5.3

Counterparts and Facsimile 29 5.4

Governing Law; Jurisdiction 29 5.5

WAIVER OF JURY TRIAL 30 5.6

Notices 30 5.7

Entire Agreement; Assignment 32 5.8

Interpretation; Other Definitions 32 5.9

Captions 33 5.10

Severability 33 5.11

No Third Party Beneficiaries 33 5.12

Time of Essence 33 5.13

Public Announcements 33 5.14

Specific Performance 34

INDEX OF DEFINED TERMS

Term

Location of Definition

Affiliate 5.8(a)

Agreement

Preamble

Alternate Investor Attendee 4.1(d)

Board 1.2(b)(1)(H)

beneficially own 5.8(b)

business day 5.8(f)

Capitalization Date 2.2(a)

Closing 1.2(a)

Closing Date 1.2(a)

Common Stock

Recitals

Company

Preamble

Company Indemnitee 4.2(g)(2)

Company Preferred Stock 2.2(a)

Company Reports 2.2(c)(1)

Company Subsidiary 2.2(b)(4)

control/controlled by/under common control with 5.8(a)

Credit Agreement

Recitals

Demand Registration 4.2(a)(1)

Demanding Other Holders 4.2(a)(7)

Exchange Act 2.2(c)(1)

Existing First Lien Credit Agreement

Recitals

Existing First Lien Credit Agreement Amendment

Recitals

Existing Second Lien Credit Agreement

Recitals

Governmental Entity 2.2(b)(5)

Holder 4.2(j)(1)

Holder Indemnitee 4.2(g)(1)

Holders’ Counsel 4.2(j)(2)

HSR Act 3.1

Indemnified Party 4.2(g)(3)

Indemnifying Party 4.2(g)(3)

Information 3.2(b)

Investor

Preamble

Investor Director 4.1(a)

Investor Funds 5.8(a)

Investor Observer 4.1(a)

Issue Price 4.3

knowledge 5.8(h)

Liens 2.2(b)(4)

Loans

Recitals

material 2.1(a)

Maximum Number of Shares 4.2(a)(3)

Term

Location of Definition

person

5.8(g)

Piggyback Registration

4.2(a)(4)

Previously Disclosed

2.1(b)

register, registered and registration

4.2(j)(3)

Registrable Securities

4.2(j)(4)

Registration Expenses

4.2(j)(5)

Rule 144

4.2(j)(6)

Rule 405

4.2(j)(6)

Rule 415

4.2(j)(6)

SEC

2.1(b)

Securities

4.2(k)(7)

Securities Act

2.2(c)(1)

Selling Expenses

4.2(j)(8)

Shelf Registration Statement

4.2(a)(2)

Special Registration

4.2(i)

Subsidiary

2.2(b)(4)

Valid Business Reason

4.2(a)(1)

Voting Debt

2.2(a)

Warrant

Recitals

Warrant Stock

3.3

LIST OF EXHIBITS

Exhibit A:

Form of Warrant

Exhibit B:

Non-Compete Agreement Amendment

Exhibit C:

Lock-Up Agreement Amendment

Exhibit D:

Investment Voting Agreement

v

INVESTMENT AGREEMENT, dated as of March 13, 2009 (this “Agreement”), between American Apparel, Inc., a Delaware corporation (the “Company”), and Lion Capital (Guernsey) II Limited, a Guernsey limited company (“Investor”).

RECITALS:

WHEREAS, Investor has agreed to make loans (the “Loans”) to the Company upon the terms and conditions set forth hereinafter and in the Credit Agreement (as defined below), and the Company has agreed to issue to Investor a warrant (the “Warrant”) to purchase an aggregate of 16,000,000 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) upon the terms and conditions set forth hereinafter;

WHEREAS, concurrently with the execution of this Agreement, the Company, Investor, Lion Capital LLP, as administrative agent and collateral agent, and certain facility guarantors have entered into the Credit Agreement (the “Credit Agreement”), dated as of the date hereof, which provides for the making of the Loans by Investor, and the related Security Documents (as defined in the Credit Agreement), and Lion Capital LLP has entered into the Intercreditor Agreement (as defined in the Credit Agreement), as second lien collateral agent thereunder, with lenders parties to the Credit Agreement, dated as of July 2, 2007, as amended, among American Apparel (USA), LLC, the other borrowers from time to time party thereto, the facility guarantors from time to time party thereto, Bank of America, N.A., in its capacities as administrative agent and as collateral agent thereunder, Wells Fargo Retail Finance, LLC, as collateral monitoring agent, and the lenders from time to time parties thereto (the “Existing First Lien Credit Agreement”);

WHEREAS, a portion of the Loans to be made by Investor to the Company shall be used by the Company to repay in full on the Closing Date (as defined below) all outstanding amounts due and owing under the Credit Agreement, dated as of January 18, 2007, as amended, among American Apparel (USA), LLC, the facility guarantors from time to time party thereto, and SOF Investments, L.P. Private IV, as lender (the “Existing Second Lien Credit Agreement”); and

WHEREAS, as a condition and inducement to Investor’s willingness to enter into this Agreement and consummate the transactions contemplated hereby, concurrently with the execution of this Agreement, American Apparel (USA), LLC has executed and delivered to Investor Amendment No. 6 to the Existing First Lien Credit Agreement (the “Existing First Lien Credit Agreement Amendment”) which, among other things, includes the consent of the lenders parties to the Existing First Lien Credit Agreement to this Agreement and the consummation of the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

TRANSACTIONS; CLOSING

1.1 Transactions. On the terms and subject to the conditions set forth herein, Investor will (a) make the Loans to the Company in accordance with the terms and conditions set forth hereinafter and in the Credit Agreement and (b) receive from the Company the Warrant.

1.2 Closing.

(a) Subject to the satisfaction or waiver of the conditions precedent to Investor’s obligation to make the Loans to the Company set forth in Section 4.01 of the Credit Agreement, the closing (the “Closing”) of the transactions contemplated by this Agreement shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, 300 South Grand Avenue, Suite 3400, California 90071 (or such other place as the parties mutually agree), at 9:00 a.m., California time, on March 13, 2009 (or such other time as the parties mutually agree). The date of the Closing is referred to as the “Closing Date”.

(b) At the Closing:

(1) the Company will deliver to Investor:

(A)(i) a Note (as defined in the Credit Agreement), duly executed on behalf of the Company, dated the Closing Date, payable to the order of Investor in an aggregate principal amount of $75,000,000 and (ii) a Note (as defined in the Credit Agreement), duly executed on behalf of the Company, dated the Closing Date, payable to the order of Lion Capital LLP in an aggregate principal amount of $5,000,000;

(B) a Warrant to purchase 16,000,000 shares of Common Stock in the form attached as Exhibit A hereto;

(C) the Credit Agreement, the Security Documents and the Intercreditor Agreement, each duly executed by the Company;

(D) a payoff letter with respect to the Existing Second Lien Credit Agreement, in form and substance reasonably satisfactory to Investor;

(E) each of the other deliverables required to be delivered by the Company at the Closing pursuant to the Credit Agreement;

(F) an agreement, duly executed by Mr. Dov Charney, the Company and Investor, extending through December 31, 2013 the time period applicable to the various non-competition and non-solicitation covenants contained in Section 5.27(a) of the Amended and Restated Agreement and Plan of Reorganization, dated as of November 7, 2007, in the form attached as Exhibit B hereto, effective as of the Closing Date;

(G) an agreement, duly executed by Mr. Dov Charney, the Company and Investor, extending through December 31, 2013 the “Restricted Period” in the Lock-Up Agreement, dated as of December 12, 2007, in the form attached as Exhibit C hereto, effective as of the Closing Date; and

(H) an agreement, duly executed by Mr. Dov Charney and Investor, providing for each party thereto to vote for the election of certain designated individuals to the Board of Directors of the Company (the “Board”), in the form attached as Exhibit D hereto, effective as of the Closing Date.

(2) Investor will fund to the Company Loans in an aggregate amount required in accordance with the Credit Agreement, Investor will deliver to the Company the Credit Agreement, duly executed by Investor, and Lion Capital LLP will deliver to the Company the Credit Agreement, the Security Documents (as defined in the Credit Agreement) and the Intercreditor Agreement (as defined in the Credit Agreement), each duly executed by Lion Capital LLP.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Disclosure. (a) As used in this Agreement, any reference to any fact, change, circumstance or effect being “material” with respect to the Company means such fact, change, circumstance or effect is material in relation to the business, assets, results of operations or financial condition of the Company and the Company Subsidiaries, taken as a whole.

(b) “Previously Disclosed” means information publicly disclosed by the Company in (1) its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as amended, (2) its Quarterly Reports on Form 10-Q for the quarterly periods March 31, 2008, June 30, 2008 and September 30, 2008 or (3) any of its Current Reports on Form 8-K filed or furnished since December 31, 2007, in each case, as filed or furnished by the Company with the U.S. Securities and Exchange Commission (the “SEC”) and publicly available prior to the date of this Agreement (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or other statements that are similarly non-specific and are predictive or forward-looking in nature).

(c) All of the representations and warranties contained in this Article II shall terminate upon the Closing, except for the representations and warranties set forth in Sections 2.2(a), 2.2(b), 2.2(d), 2.2(e), 2.2(f), 2.3(a), 2.3(b) and 2.3(h), each of which shall survive until the first anniversary of the Closing Date. The stockholders of the Company (other than Investor) are not entitled to rely upon the representations or warranties contained herein.

2.2 Representations and Warranties of the Company. Except as Previously Disclosed, the Company represents and warrants to Investor, as of the Closing Date (except to the extent expressly made only as of a specified date in which case as of such date), that:

(a) Capitalization. The authorized capital stock of the Company consists of 120,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $0.0001 per share, of the Company (the “Company Preferred Stock”). As of the close of business on March 11, 2009 (the “Capitalization Date”), there were 71,033,757 shares of Common Stock outstanding and no shares of Company Preferred Stock outstanding. Since the Capitalization Date and through the date of this Agreement, except in connection with this Agreement and the transactions contemplated hereby, the Company has not (i) issued or authorized the issuance of any shares of Common Stock or Company Preferred Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Company Preferred Stock, (ii) reserved for issuance any shares of Common Stock or Company Preferred Stock or (iii) repurchased or redeemed, or authorized the repurchase or redemption of, any shares of Common Stock or Company Preferred Stock. As of the close of business on the Capitalization Date, except in connection with this Agreement and the transactions contemplated hereby, other than (i) awards outstanding under the Company’s 2007 Performance Equity Plan in respect of which an aggregate of 11,000,000 shares of Common Stock have been reserved for issuance and (ii) as required pursuant to the warrants to purchase 1,000,000 shares of Common Stock of the Company issued to SOF Investments, L.P.—Private IV on December 19, 2008, in respect of which an aggregate of 1,000,000 shares of Common Stock have been reserved for issuance, no shares of Common Stock or Company Preferred Stock were reserved for issuance. All of the issued and outstanding shares of Common Stock and Company Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the stockholders of the Company may vote (“Voting Debt”) are issued and outstanding. As of the date of this Agreement, except as expressly set forth in this Section 2.2(a), the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of, or securities or rights convertible into or exchangeable for, any shares of Common Stock or Company Preferred Stock or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive any shares of capital stock of the Company (including any rights plan or agreement).

(b) Authorization. (1) The Company has the corporate power and authority to enter into this Agreement and to issue the Warrant and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Warrant by the Company and the consummation of the transactions contemplated hereby and thereby have been duly and unanimously authorized by the Board. No other corporate proceedings are necessary for the execution and delivery by the Company of this Agreement or the Warrant, the performance by it of its obligations hereunder or thereunder or the consummation by it of the transactions contemplated hereby or thereby, including the authorization and issuance of the shares of Common Stock to be issued on exercise of the Warrant in accordance with the terms thereof.

(2) This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by Investor, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(3) The Warrant, when executed and delivered by the Company pursuant to this Agreement, will constitute a valid and legally binding agreement of the Company enforceable in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(4) None of the execution and delivery by the Company of this Agreement and the Warrant, the consummation of the transactions contemplated hereby and thereby, and compliance by the Company with any of the provisions hereof or thereof (including, without limitation, the issuance of the shares of Common Stock to be issued on exercise of the Warrant in accordance with the terms thereof), will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in the loss of any benefit or creation of any right on the part of any third party under, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any lien, charge, adverse right or claim, security interest and other encumbrance of any kind (“Liens”) upon any of the properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions of

(i) the certificate of incorporation or bylaws of the Company or the certificate of incorporation, charter, bylaws or other governing instrument of any Company Subsidiary or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any law, statute, ordinance, rule, regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets, except in the case of clauses (A)(ii) and (B) for such violations, conflicts and breaches as would not reasonably be expected to have a material adverse effect on the business, assets, results of operations or financial condition of the Company and the Company Subsidiaries, taken as a whole, or materially and adversely affect the Company’s ability to perform its respective obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis. As used herein, “Subsidiary” means, with respect to any person, any corporation, partnership, joint venture, limited liability company or other entity (x) of which such person or a subsidiary of such person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such person and/or one or more subsidiaries thereof; and “Company Subsidiary” means any Subsidiary of the Company.

(5) No notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local, national, multi-national, or foreign, or any agency or instrumentality, authority, department, commission, board or bureau thereof, any self-regulatory organization, or any court, arbitrator, arbitration panel or similar judicial body (each, a “Governmental Entity”), nor expiration or termination of any statutory waiting period, is necessary for the consummation by Investor of the transactions contemplated by this Agreement.

(c) Reports. (1) Since December 31, 2007, the Company and each Company Subsidiary has filed all material reports, registrations, documents, filings, statements and submissions, together with any amendments thereto, that it was required to file with any Governmental Entity (the foregoing, collectively, the “Company Reports”) and has paid all material fees and assessments due and payable in connection therewith. As of their respective dates of filing, the

Company Reports complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To the knowledge of the Company, as of the date of this Agreement, there are no outstanding comments from the SEC or any other Governmental Entity with respect to any Company Report. In the case of each such Company Report filed with or furnished to the SEC, such Company Report did not, as of its date or if amended prior to the date of this Agreement, as of the date of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. No executive officer of the Company or any Company Subsidiary has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002.

(2) The Company (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including the consolidated Company Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Board (x) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(d) Anti-takeover Provisions Not Applicable. The Board has taken all necessary action to ensure that the transactions contemplated by this Agreement and any of the transactions contemplated hereby will be deemed to be exceptions to the provisions of Section 203 of the Delaware General Corporation Law, and that any other similar “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” law does not and will not apply to this Agreement, the acquisition or exercise of the Warrant by Investor or any of its Affiliates or any of the transactions contemplated hereby.

(e) Brokers and Finders. Except for Financo, Inc., neither the Company nor any Company Subsidiary nor any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company or any Company Subsidiary, in connection with this Agreement or the transactions contemplated hereby.

(f) No Other Representations and Warranties. The Company acknowledges that, except for the representations and warranties contained in Section 2.3 of this Agreement, Investor makes no express or implied representation or warranty in connection with this Agreement or the transactions contemplated hereby.

2.3 Representations and Warranties of Investor. Investor hereby represents and warrants to the Company, as of the Closing Date, that:

(a) Organization and Authority. Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would be reasonably expected to materially and adversely affect Investor’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis. Investor has the corporate or other power and authority and governmental authorizations to own its properties and assets and to carry on its business as it is now being conducted, except as would not be reasonably expected to materially and adversely affect Investor’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(b) Authorization. (1) Investor has the corporate or other power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Investor and the consummation of the transactions contemplated hereby have been duly authorized by Investor’s shareholders and board of directors and no further approval or authorization by any of its shareholders, managers or other equity owners, as the case may be, is required. This Agreement has been duly and validly executed and delivered by Investor and assuming due authorization, execution and delivery by the Company, is a valid and binding obligation of Investor enforceable against Investor in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(2) Neither the execution, delivery and performance by Investor of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by Investor with any of the provisions hereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of Investor under any of the terms, conditions or provisions of (i) its memorandum of association or articles or association or similar governing documents or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Investor is a party or by which it may be bound, or to which Investor or any of the properties or assets of Investor may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any law, statute, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to Investor or any of its properties or assets, except in the case of clauses (A)(ii) and (B) for such violations, conflicts and breaches as would not reasonably be expected to materially and adversely affect Investor’s ability to perform its respective obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(3) No notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, nor expiration or termination of any statutory waiting period, is necessary for the consummation by Investor of the transactions contemplated by this Agreement.

(c) Purchase for Investment. Investor acknowledges that the neither the issuance or sale of the Warrant, nor the issuance of the shares of Common Stock issuable upon the exercise thereof, have been registered under the Securities Act or under any state securities laws. Investor (1) is acquiring the Warrant and the shares of Common Stock issuable upon the exercise thereof pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Securities to any person, (2) will not sell or otherwise dispose of any of the Warrant or the shares of Common Stock issuable upon the exercise thereof, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws and (3) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Warrant and the shares of Common Stock issuable upon the exercise thereof and of making an informed investment decision. Investor has had a reasonable opportunity to ask questions of the Company and its representatives, and the Company has answered to the satisfaction of Investor all inquiries that Investor or Investor’s representatives have put to it.

(d) Financial Capability. At the Closing, Investor will have available to it an aggregate amount of immediately available funds necessary to consummate the Closing on the Closing Date on the terms and conditions contemplated by this Agreement.

(e) OFAC. Neither Investor, nor any of its shareholders nor any of their respective general partners or managers, appears on the Specially Designated

Nationals and Blocked Persons list published by the Office of Foreign Assets Control, United States Department of the Treasury.

(f) Anti-Money Laundering Laws. To the knowledge of Investor, neither Investor nor any of its shareholders nor any of their respective general partners or managers: (1) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any applicable anti-money laundering laws; (2) has been assessed civil or criminal penalties under any applicable anti-money laundering laws; or (3) has had any of its funds seized or forfeited in any action under any applicable anti-money laundering laws. The manager of Investor’s shareholders has established an anti-money laundering policy and program, which includes written policies, procedures and internal controls reasonably designed to prevent, detect and report money laundering.

(g) No Short Sales. Investor represents and warrants that, since December 31, 2008, neither Investor nor, to its knowledge, any of its Affiliates has engaged in any short sale of any equity security of the Company.

(h) No Other Representations and Warranties. Investor acknowledges that, except for the representations and warranties contained in Section 2.2 of this Agreement and those contained in the Credit Agreement, the Company makes no express or implied representation or warranty in connection with this Agreement or the transactions contemplated hereby.

ARTICLE III COVENANTS

3.1 Filings; Other Actions. The Company shall take all action necessary to ensure that the shares of Common Stock issuable upon exercise of the Warrant may be issued without violation of any applicable law, rule or regulation or any requirement of any exchange on which the Common Stock is then listed or quoted. The Company and Investor shall cooperate to take all such other actions (including the preparing and filing of a supplemental listing application as promptly as practicable after Closing, and in any event no later than three business days after the Closing, such that the shares of Common Stock into which the Warrant may be exercised will be authorized for listing on the NYSE Alternext U.S.) to the extent applicable and required to permit Investor or its Affiliates to exercise the Warrant for shares of Common Stock and to own such Common Stock without Investor or its Affiliates being in violation of any applicable law, rule or regulation or requirement for any necessary approvals or authorizations of, filings or registrations with, or notifications to, any Governmental Entity, or expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

3.2 Access, Information and Confidentiality.

(a) From the date hereof, for so long as the Loans are outstanding and held by Investor or any of its Affiliates or any Warrants are held by Investor or any of its Affiliates, the Company will permit Investor to visit and inspect, at Investor’s expense, the properties of the Company and the Company Subsidiaries, to examine the corporate books and to discuss the affairs, finances and accounts of the Company and the Company Subsidiaries with the principal officers of the Company, all upon reasonable notice and at such reasonable times and as often as Investor may reasonably request. Any investigation pursuant to this Section 3.2 shall be conducted during normal business hours and in such manner as not to interfere unreasonably with the conduct of the business of the Company, and nothing herein shall require the Company or any Company Subsidiary to disclose any information to the extent (i) prohibited by applicable law or regulation, (ii) that the Company reasonably believes such information to be competitively sensitive information (except to the extent Investor provides written assurances reasonably acceptable to the Company that such information shall not be used by Investor or its Affiliates to compete with the Company and Company Subsidiaries), or (iii) that such disclosure would reasonably be expected to cause a violation of any agreement to which the Company or any Company Subsidiary is a party or would cause a risk of a loss of privilege to the Company or any Company Subsidiary (provided that the Company shall use commercially reasonable efforts to make appropriate substitute disclosure arrangements under circumstances where the restrictions in this clause (iii) apply).

(b) Each party to this Agreement will hold, and will cause its respective Affiliates and its and their respective directors, officers, employees, partners, stockholders, agents, advisors and financing sources to hold, in strict confidence all non-public records, books, contracts, instruments, computer data and other data and information, whether in written, verbal, graphic, electronic or any other form, including, without limitation, financial information, business plans, forecasts, retail strategies and projections or analyses, together with any and all notes, analyses, compilations, studies, interpretations or other documents prepared by or on behalf of a party hereto or its representatives that contain, reflect or are otherwise based upon, in whole or in part, such information (collectively, “Information”) concerning the other party hereto furnished to it by such other party or its representatives prior to or after the date hereof (except to the extent that such information can be shown by a party to have been (i) previously known by such party on a non-confidential basis from a source other than the other party hereto or its representatives, provided that, to such party’s knowledge, after due inquiry, such source is not prohibited from disclosing such information to such party or its representatives by a contractual, legal or fiduciary obligation to the other party hereto or its representatives, (ii) in the public domain through no fault of such party or its representatives, (iii) independently developed by such party or on its behalf without use or reference to the Information, as shown by documents and other competent evidence in such party’s possession, or (iv) later lawfully acquired from other sources), and neither party hereto shall release or disclose such Information to any other person, except its Affiliates and its and their respective directors, officers, employees, agents, auditors, attorneys, financial advisors, consultants and other advisors. In the event that a party hereto is requested or required by law, regulation, regulatory authority or other applicable judicial or governmental order to disclose any Information concerning the other party hereto, such party shall, to the extent legally permissible, delay disclosure of such Information and (x) provide the other party with prompt written notice of such request or requirement, (y) consult with the other party and its counsel on the advisability of taking legally available steps to resist or narrow such request and (z) assist the other party, at the other party’s expense, in seeking a protective order or other appropriate remedy to limit or minimize such disclosure. If a protective order or other remedy is not obtained and such party is, based on the reasonable advice of counsel, legally required to disclose such Information, such party may disclose to the applicable tribunal only that portion of such Information that such party is so legally required to disclose and will exercise reasonable efforts, upon the other party’s written request, to obtain assurance that confidential treatment will be accorded to that portion of such Information that is being disclosed. In any event, such party and its representatives will not oppose action by the other party to obtain, at the other party’s expense, a protective order or other reliable assurance that confidential treatment will be accorded such Information to be disclosed.

3.3 Short Sales. Investor hereby agrees that, from the date hereof and for so long as Investor and its Affiliates beneficially own more than 6,000,000 shares of Common Stock issued or issuable upon exercise of the Warrant (“Warrant Stock”), neither Investor nor any of its Affiliates shall engage in any transaction which constitutes a “naked short sale,” “short sale” or “short against the box” (as those terms are generally understood) with respect to any equity or debt securities of the Company; provided that, for the avoidance of doubt, nothing herein shall be construed to prohibit Investor or any of its Affiliates from engaging in any collar transaction or any other hedging transaction with embedded options that allows Investor or such Affiliate to hedge certain economic risks and/or the benefits of owning any such securities of the Company without transferring directly or indirectly all of the economic risks and benefits of owning such securities.

ARTICLE IV

ADDITIONAL AGREEMENTS

4.1 Board Representation. (a) For so long as Investor and its Affiliates beneficially own at least 11,000,000 shares of Warrant Stock, Investor shall have the right to designate two persons for nomination for election to the Board (each such designee, an “Investor Director”). For so long as Investor and its Affiliates beneficially own at least 6,000,000 shares of Warrant Stock but less than 11,000,000 shares of Warrant Stock, Investor shall have the right to designate one Investor Director for nomination for election to the Board. In addition, except as otherwise provided in Section 4.1(f), for so long as Investor beneficially owns at least 1,000,000 shares of

Warrant Stock, Investor shall have the right to designate one person as a non-voting Board observer (an “Investor Observer”).

(b) For so long as Investor has the right to designate any person for nomination for election to the Board pursuant to Section 4.1(a), the Company agrees to use its reasonable best efforts to cause the election of such person to the Board, including by (1) nominating such individual to be elected as a director as provided herein, (2) including such nomination and other required information regarding such individual in the Company’s proxy statement for its annual meeting of stockholders and (3) soliciting or causing the solicitation of proxies in connection with the election of such individual as a director.

(c) The Company shall, subject to applicable law and regulatory requirements, use its reasonable best efforts to take all necessary or desirable actions as may be required under applicable law or regulatory requirements to cause the individuals designated by Investor as the initial Investor Directors to be appointed or elected to the Board as soon as practicable but not later than the later of (1) the date which is 30 days after the Closing Date and (2) the date which is 30 days after receiving Investor’s written notice of its designees (whether such notice is received before or after the Closing Date).

(d) For so long as Investor has the right to designate any person for nomination for election to the Board pursuant to Section 4.1(a), in the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of an Investor Director, Investor shall have the right to designate a replacement to fill such vacancy, and the Company, subject to applicable law, shall use its reasonable best efforts to take all necessary or desirable actions as may be required under applicable law to cause the individual designated by Investor to be appointed or elected. For so long as Investor has the right to designate any person for nomination for election to the Board pursuant to Section 4.1(a), the Company shall not take any action to cause the removal of an Investor Director without cause unless it is directed to do so by Investor, and if the Company is so directed, the Company shall use its reasonable best efforts to take all necessary or desirable actions to effect such removal and to elect a replacement Investor Director as provided in the immediately preceding sentence. In addition, for so long as Investor has the right to designate any person as an Investor Director, any such Investor Director may designate at any time an alternate (an “Alternate Investor Attendee”) to attend a meeting of the Board as a non-voting attendee in lieu of such Investor Director. In such an event, such Alternate Investor Attendee shall be entitled to attend such meeting of the Board, observe all deliberations of the Board and receive copies of materials provided to the Board, but such Alternate Investor Attendee shall not count for quorum purposes or be entitled to vote at such meeting.

(e) In respect of any newly proposed Investor Director (other than the initial Investor Directors), Investor shall notify the Company of the proposed Investor Director, in writing, a reasonable time in advance of the mailing of any proxy statement, information statement or registration statement in which any Board nominee or Board member of the Company would be named (which in the event of any proxy statement relating to an annual meeting of stockholders of the Company shall be no later than 30 days prior to the first anniversary of the mailing of the proxy statement related to the previous year’s annual meeting of stockholders), together with all information concerning such nominee reasonably requested by the Company, so that the Company can comply with applicable disclosure rules.

(f) For so long as Investor has the right to designate any person for nomination for election to the Board pursuant to Section 4.1(a), the Company shall not (1) increase the size of the Board to more than 10 directors (or 13 directors in the event the Company elects to increase the size of the Board to 12 directors in accordance with this Section 4.1(f)), or (2) amend its certificate of incorporation or bylaws in any manner (or take any similar action) that would materially and adversely affect Investor’s rights under this Section 4.1 or the Company’s ability to comply with its obligations under this Section 4.1;provided, however, not later than 30 days after the Closing Date, the Company may take all actions necessary to increase the size of the Board to 12 directors, in which case (A) Investor shall be entitled to a third Investor Director under Section 4.1(a) for so long as Investor beneficially owns at least 3,000,000 shares of Warrant Stock and (B) Investor shall not be entitled to the Investor Observer.

(g) For so long as Investor has the right to designate any person as an Investor Observer pursuant to Section 4.1(a), the Investor Observer shall be entitled to attend all meetings of the Board, observe all deliberations of the Board and receive copies of materials provided to the Board, provided that such Investor Observer shall have no voting rights with respect to actions taken or elected not to be taken by the Board.

(h) The Company agrees to reimburse each Investor Director, any Alternate Investor Attendee and the Investor Observer for all reasonable and documented out-of-pocket expenses incurred in connection with the performance of his or her duties as an Investor Director, Alternate Investor Attendee or Investor Observer, as the case may be, including without limitation reasonable and documented out-of-pocket expenses incurred in attending meetings of the Board or any committee thereof, and each Investor Director shall be entitled to indemnification arrangements and director and officer insurance coverage equivalent to such arrangements and insurance coverage applicable to all non-employee directors of the Company or to which all non-employee directors of the Company are entitled or receive. Investor agrees that no Investor Director shall be entitled to any compensation for serving as a director of the Company.

(i) All obligations of the Company pursuant to this Section 4.1 relating to Investor Directors shall terminate immediately, and Investor shall cause the Investor Director or Investor Directors, as the case may be, to resign promptly from the Board (and the Company shall be entitled to take all action to remove the Investor Directors from the Board), when Investor no longer has the right to designate any person as an Investor Director for nomination for election to the Board pursuant to Section 4.1(a). Without prejudice to the foregoing, at any such time, the Investor Directors shall not vote or exercise any other rights or powers of office during the period pending resignation. Any vacancy created by such resignation may be filled by the Board or the stockholders of the Company in accordance with the Company’s certificate of incorporation and bylaws and applicable law.

(j) All obligations of the Company pursuant to this Section 4.1 relating to the Investor Observer shall terminate immediately, and Investor shall cause the Investor Observer to cease attending meetings of the Board (and the Company shall be entitled to take all action to prohibit such Investor Observer from attending meetings of the Board), when Investor no longer has the right to designate an Investor Observer pursuant to Section 4.1(a).

4.2 Registration Rights.

(a) Registration.

(1) Subject to the terms and conditions of this Agreement, upon the written request of Investor, which may not be delivered prior to September 13, 2009, requesting that the Company effect the registration under the Securities Act of at least $15 million of Investor’s Registrable Securities and specifying the number of Registrable Securities proposed to be sold and intended method of disposition thereof, the Company thereupon will, as expeditiously as reasonably practicable, use its reasonable best efforts to effect the registration under the Securities Act pursuant to this Section 4.2 of the Registrable Securities which the Company has been so requested to register by Investor (a “Demand Registration”); provided that in no event shall the Company be required to effect more than three Demand Registrations (each of which may involve an underwritten offering) pursuant to this Section 4.2(a)(1). The Company may include in any such registration other securities for sale for its own account or for the account of any other person. If the Board, in its good faith judgment, determines that (A) any registration of Registrable Securities should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or similar material transaction involving the Company, in each case, which is then under consideration by the Company or (B) it would require the disclosure of material non-public information concerning the Company which at the time is not, in the good faith judgment of the Board (excluding the Investor Directors), in the best interests of the Company to disclose and is not, in the opinion of the Company’s counsel, otherwise required to be disclosed (a “Valid Business Reason”), the Company may postpone filing a registration statement relating to a Demand Registration (but not the preparation thereof) until such Valid Business Reason no longer exists, but in no event for more than 60 days during any 12-month period. The Company shall give written notice of its determination to postpone a registration statement and of the fact that the Valid Business Reason for such postponement no longer exists, in each case, promptly after the occurrence thereof. If the Company gives the Holders notice of its determination to postpone a registration statement, the Holders shall have the right, within 10 business days of receipt thereof, to withdraw their request for Demand Registration, in which case such request shall not be counted for purposes of this Section 4.2(a)(1). Notwithstanding anything to the contrary contained herein, the Company may not postpone a filing under this Section 4.2 more than once in any 12-month period.

(2) Any registration pursuant to this Section 4.2(a) may be effected by means of a shelf registration under the Securities Act (a “Shelf Registration Statement”) in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415. If Investor or any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement intends to distribute any Registrable Securities by means of an underwritten offering it shall promptly so advise the Company and the Company shall take all reasonable steps to facilitate such distribution, including the actions required pursuant to Section 4.2(c). The underwriter(s) in any such distribution shall be selected by the Company; provided, however, that such underwriter(s) shall be approved by holders of a majority of the Registrable Securities to be distributed, such approval not be unreasonably withheld.

(3) If a Demand Registration relates to an underwritten offering, and the managing underwriters advise the Company that in their reasonable opinion the dollar amount or number of shares of Registrable Securities requested to be included in such registration and the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other stockholders of the Company who desire to sell exceeds the maximum dollar amount or maximum number of shares which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price) (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), the Company will include in such registration or prospectus only such number of securities that in the reasonable opinion of such managing underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, the Registrable Securities of Investor and all other Holders who have requested registration of Registrable Securities pursuant to Section 4.2(a)(1), pro rata on the basis of the aggregate number of such securities or shares requested to be included by each such person,

(ii) second, the securities the Company proposes to sell and (iii) third, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement.

(4) Whenever the Company proposes to register any of its securities, other than a Demand Registration pursuant to Section 4.2(a)(1) or a Special Registration, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice to Investor and all other Holders of its intention to effect such a registration (but in no event less than 15 days prior to the anticipated filing date) and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 days after the date of the Company’s notice (a “Piggyback Registration”). Any such person that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the second business day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 4.2(a)(4) prior to the effectiveness of such registration, whether or not Investor or any other Holders have elected to include Registrable Securities in such registration.

(5) If the registration referred to in Section 4.2(a)(4) is proposed to be underwritten, the Company will so advise Investor and all other Holders as a part of the written notice given pursuant to Section 4.2(a)(4). In such event, the right of Investor and all other Holders to registration pursuant to this Section 4.2(a) will be conditioned upon such persons’ participation in such underwriting and the inclusion of such person’s Registrable Securities in the underwriting, and each such person will (together with the Company and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If any participating person disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and Investor.

(6) If a Piggyback Registration relates to an underwritten primary offering on behalf of the Company, and the managing underwriter(s) advise the Company that in their reasonable opinion the dollar amount or number of securities requested to be included in such registration, taken together with the Registrable Securities as to which registration has been requested under this Section 4.2(a)(6) and the shares of Common Stock, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration right of other stockholders of the Company, exceeds the Maximum Number of Shares, the Company will include in such registration or prospectus only such number of securities that in the reasonable opinion of such managing underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, the securities the Company proposes to sell and (ii) second, Registrable Securities of Investor, all other Holders who have requested registration of Registrable Securities pursuant to Section 4.2(a)(4), and securities of any other stockholder exercising contractual piggyback registration rights, pro rata on the basis of the aggregate number of such securities or shares requested to be included by each such person, subject to the terms of this Agreement.

(7) If a Piggyback Registration relates to an underwritten primary offering on behalf of any stockholders of the Company (other than a Holder) who has exercised demand registration rights (the “Demanding Other Holders”), and the managing underwriter(s) advise the Company that in their reasonable opinion the dollar amount or number of securities requested to be included in such registration, taken together with the Registrable Securities as to which registration has been requested under this Section 4.2(a)(7), and the shares of Common Stock, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration right of other stockholders of the Company, exceeds the Maximum Number of Shares, the Company will include in such registration or prospectus only such number of securities that in the reasonable opinion of such managing underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, the securities proposed to be sold by the Demanding Other Holders, if any, (ii) second, Registrable Securities of Investor, all other Holders who have requested registration of Registrable Securities pursuant to Section 4.2(a)(4), and securities of any other stockholder exercising contractual piggyback registration rights, pro rata on the basis of the aggregate number of such securities or shares requested to be included by each such person and (iii) third, the securities the Company proposes to sell, subject to the terms of this Agreement.

(b) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the aggregate offering or sale price of the securities so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 4.2(a)(1), the request of which as been subsequently withdrawn by Investor or requesting Holder(s) unless (1) the withdrawal is based upon material adverse information concerning the Company that the Company had not publicly revealed at least 48 hours prior to the request or that the Company had not otherwise notified Investor or Holders of at the time of such request, (2) unless the withdrawal is pursuant to receipt of the Company’s notice of its determination to postpone a registration statement for a Valid Business Reason pursuant to Section 4.2(a)(1) or (3) Investor or a majority of the Holders agree to forfeit their right to one requested registration pursuant to Section 4.2(a)(1) in which event such right shall be forfeited by all Holders.

(c) Obligations of the Company. Whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities, the Company shall, as expeditiously as reasonably practicable:

(1) Prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the registration of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such filed registration statement to become effective without unreasonable delay and remain effective for not less than 90 days or until the date on which all Registrable Securities included in such registration statement shall have been sold or shall have otherwise ceased to be Registrable Securities.

(2) Prepare and file with the SEC a prospectus or prospectus supplement with respect to a proposed offering of Registrable Securities pursuant to an effective registration statement and, subject to Section 4.2(c), keep such prospectus or prospectus supplement current.

(3) Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(4) Furnish to the Holders and any underwriters, upon written request of such Holders and underwriters, as applicable, such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.

(5) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such U.S. jurisdictions as shall be reasonably requested by the Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(6) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(7) Give written notice to the Holders requesting registration of Registrable Securities:

(A) when any registration statement filed pursuant to Section 4.2 or any amendment thereto has been filed with the SEC and when such registration statement or any post-effective amendment thereto has become effective;

(B) of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;

(C) of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;

(D) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(E) of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made).

(8) Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 4.2(c)(7)(C) at the earliest practicable time.

(9) Cooperate with Investor to facilitate the timely delivery of Registrable Securities to be sold, which shall not bear any restrictive legends, and to enable such Registrable Securities to be issued in such denominations and registered in such names as Investor may reasonably request at least two business days prior to the closing of any sale of Registrable Securities.

(10) Upon the occurrence of any event contemplated by Section 4.2(c)(6) or 4.2(c)(7)(E), promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders and any underwriters, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with Section 4.2(c)(7)(E) to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders and any underwriters shall suspend use of such prospectus and use their reasonable best efforts to return to the Company all copies of such prospectus (at the Company’s expense) other than permanent file copies then in such Holder’s or underwriter’s possession. The total number of days that any such suspension may be in effect in any 180 day period shall not exceed 60 days.

(11) Use reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s).

(12) Enter into an underwriting agreement in customary form, scope and substance and take all such other actions reasonably requested by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities, and in connection therewith in any underwritten offering (including making members of management and executives of the Company reasonably available to participate in reasonable “road show”, similar sales events and other marketing activities), (i) make such representations and warranties to the Holders that are selling stockholders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in customary form, substance and scope, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish underwriters opinions of counsel to the Company, addressed to the managing underwriter(s), if any, covering the matters customarily covered in such opinions requested in underwritten offerings, (iii) use its reasonable best efforts to obtain “comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are included in the registration statement) who have certified the financial statements included in such registration statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary in underwritten offerings, and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

(13) Make available for inspection by a representative of Holders that are selling stockholders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information in each case reasonably requested by any such representative, managing underwriter(s), attorney or accountant in connection with such registration statement.

(14) Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any securities exchange, use its reasonable best efforts to cause all such Registrable Securities to be listed on the NYSE Alternext U.S., the New York Stock Exchange or the NASDAQ Stock Market, as determined by the Company; provided that the applicable listing requirements are satisfied.

(15) If requested by Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith, or the managing underwriter(s), if any, as soon as reasonably practicable include in a prospectus supplement or amendment such information as the Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith or managing underwriter(s), if any, as reasonably required to be included therein in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company has received such request.

(16) Timely provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(d) Suspension of Sales. Upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such registration statement, prospectus or prospectus supplement, Investor and each other Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities until such Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until such Holder is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice. The total number of days that any such suspension may be in effect in any 180 day period shall not exceed 60 days.

(e) Termination of Registration Rights. A Holder’s registration rights as to any securities held by such Holder (and its Affiliates, partners, members and former members) shall not be available unless such securities are Registrable Securities.

(f) Furnishing Information.

(1) To the extent any “free writing prospectus” (as defined in Rule 405) is used, the Company shall file with the SEC any free writing prospectus that is required to be filed by the Company with the SEC in accordance with the Securities Act and retain any free writing prospectus not required to be filed.

(2) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 4.2(c) that Investor and/or the selling Holders and the underwriters, if any, shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

(g) Indemnification.

(1) The Company agrees to indemnify each Holder and each person, if any, that controls a Holder within the meaning of the Securities Act, and their respective officers, directors, general or limited partners, members, shareholders, employees, agents, representatives and Affiliates, and each person who participates as an underwriter in an underwritten offering of Registrable Securities and each person that controls such underwriter (each, a “Holder Indemnitee”), against any and all losses, claims, damages, actions, liabilities, costs and expenses (including without limitation reasonable fees, expenses and disbursements of attorneys and other professionals incurred in connection with investigating, defending, settling, compromising or paying any such losses, claims, damages, actions, liabilities, costs and expenses), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to such Holder Indemnitee in any such case to the extent that any such loss, claim, damage, action, liability, cost and expenses (including without limitation reasonable fees, expenses and disbursements of attorneys and other professionals incurred in connection with investigating, defending, settling, compromising or paying any such losses, claims, damages actions, liabilities, costs and expenses) results from an untrue statement or omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto, in reliance upon and in conformity with information furnished in writing to the Company by such Holder Indemnitee expressly for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder Indemnitee and shall survive the transfer of Registrable Securities by any seller.

(2) Each Holder agrees to indemnify the Company, each person, if any, that controls the Company within the meaning of the Securities Act, and their respective officers, directors, general or limited partners, members, shareholders, employees, agents, representatives and Affiliates, and each person who participates as an underwriter in an underwritten offering of Registrable Securities and each person that controls such underwriter (each, a “Company Indemnitee”), against any and all losses, claims, damages, actions, liabilities, costs and expenses

(including without limitation reasonable fees, expenses and disbursements of attorneys and other professionals incurred in connection with investigating, defending, settling, compromising or paying any such losses, claims, damages, actions, liabilities, costs and expenses), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent that the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such Company Indemnitee expressly for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Company Indemnitee and shall survive the transfer of Registrable Securities by any seller.

(3) Promptly after receipt by any person of any notice of any loss, claim, damage, action, liability, costs of expenses in respect of which indemnity may be sought pursuant to Section 4.2(g)(1) or Section 4.2(g)(2), such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, damage, action, liability, costs of expenses; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified

Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

(4) If for any reason the indemnification provided for in Section 4.2(g)(1) or Section 4.2(g)(2) is unavailable to the Indemnified Party with respect to any losses, claims, damages, actions, liabilities, costs or expenses contemplated by Section 4.2(g)(1) and Section 4.2(g)(2) or is insufficient to hold the Indemnified Party harmless as contemplated by Section 4.2(g)(1) or Section 4.2(g)(2), as the case may be, then the Indemnifying Party shall contribute to the amount paid or payable by the indemnified party as result of such losses, claims, damages, action, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Indemnified Party, on the one hand, and of the Indemnifying Party, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Holder Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 4.2(g)(4) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 4.2(g)(4). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding any provisions of this Article IV to the contrary, each Holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such Holder.

(h) Assignment of Registration Rights. The rights of Investor to registration of Registrable Securities pursuant to Section 4.2(a) may be assigned by Investor, in whole or in part, to any transferee or assignee of Registrable Securities; provided, however, the transferor shall, within 10 days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned and, as a condition to the effectiveness of such transfer, such transferee or assignee shall agree in writing to be bound by all applicable obligations, and be entitled to all applicable rights, set forth in this Section 4.2 in a manner reasonably satisfactory to the Company.

(i) With respect to any underwritten offering of Registrable Securities by Investor or other Holders pursuant to this Section 4.2, the Company agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any registration statement (other than such registration or a Special Registration) covering any of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed ten days prior and 90 days following the effective date of such offering, if requested by the managing underwriter. “Special Registration” means the registration of (i) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor forms) or (ii) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Company or its direct or indirect Subsidiaries or in connection with dividend reinvestment plans.

(j) As used in this Section 4.2, the following terms shall have the following respective meanings:

(1) “Holder” means Investor and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 4.2(h) hereof.

(2) “Holders’ Counsel” means one counsel for the selling Holders chosen by Holders holding a majority interest in the Registrable Securities being registered.

(3) “register,” “registered,” and “registration” shall refer to a registration effected by preparing and (a) filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or (b) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement on Form S-3.

(4) “Registrable Securities” means the Securities (and any shares of capital stock or other equity interests issued or issuable to any Holder with respect to such Securities by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, reorganization, reclassification or similar transaction), provided that, once issued, such Securities will not be Registrable Securities when (i) they are sold pursuant to an effective registration statement under the Securities Act, (ii) they are sold pursuant to Rule 144, (iii) they are sold in a private transaction in which the transferor’s rights under this Agreement are not assigned or, (iii) they shall have ceased to be outstanding.

(5) “Registration Expenses” mean all expenses incurred by the Company in effecting any registration pursuant to this Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under this Section 4.2, including, without limitation, all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses incurred in connection with any “road show”, rating agency fees, the reasonable fees and disbursements of a single law firm acting as Holders’ Counsel, the reasonable fees and disbursements of the Company’s counsel, expenses of the Company’s independent accountants in connection with any regular or special reviews or audits or “comfort” letters incident to or required by any such registration, and any reasonable fees and disbursements of underwriters customarily paid by the issuers, including liability insurance if the Company so desires, but shall not include Selling Expenses.

(6) “Rule 144”, “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

(7) “Securities” means the shares of Common Stock issuable upon the exercise of the Warrant.

(8) “Selling Expenses” mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of Holders’ Counsel included in Registration Expenses).

(k) Without limiting any of the remedies available to any Holder at law or in equity, the parties agree that the failure of the Company to effect any registration shall not result in any cash settlement of any Warrant.

4.3 Allocation. A portion of the aggregate amount funded by Investor to the Company (the “Issue Price”) shall be allocated to the Warrant and deemed to be the purchase price paid by Investor in respect of the Warrant. As promptly as practicable but in no event more than 30 days after the Closing Date, the parties shall agree in writing the allocation of the Issue Price to the Loans and to the Warrant. Neither the Company nor Investor shall take any position (whether in financial statements, tax returns, tax audits or otherwise) that is inconsistent with, and shall file all tax returns consistent with, such allocation.

ARTICLE V

MISCELLANEOUS

5.1 Expenses. Each of the parties will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement; except that the Company shall bear and, upon Investor’s request, reimburse Investor for all of the reasonable out-of-pocket expenses of Investor and its Affiliates incurred in connection with their review of the Company and its Affiliates, the negotiation and preparation of this Agreement and the funding and other actions undertaken to consummate the transactions contemplated pursuant to this Agreement (including the reasonable fees and expenses of attorneys, accountants, consultants and other advisors and HSR Act filing fees incurred by or on behalf of Investor or its Affiliates in connection with the transactions contemplated pursuant to this Agreement).

5.2 Amendment; Waiver. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party (provided that Section 4.2 may be amended or waived in a writing signed by the Company and the Holder(s) of a majority of Registrable Securities (or Warrants exercisable therefor)). No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver of any party to this Agreement, as the case may be, will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

5.3 Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile or other electronic means and such electronic signature pages will be deemed as sufficient as if physical signature pages had been delivered.

5.4 Governing Law; Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of New York. Any action against either party hereto, including any action for provisional or conservatory measures or action to enforce any judgment entered by any court in respect of any thereof, may be brought in any federal or state court of competent jurisdiction located in the Borough of Manhattan in the State of New York, and each party hereto irrevocably consents to the jurisdiction and venue in the United States District Court for the Southern District of New York and in the courts hearing appeals therefrom unless no federal subject matter jurisdiction exists, in which event, each party hereto irrevocably consents to jurisdiction and venue in the Supreme Court of the State of New York, New York County, and in the courts hearing appeals therefrom. Each party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Agreement, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the suit, action or proceeding in any such court is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. Each party expressly acknowledges that the foregoing waiver is intended to be irrevocable under the laws of the State of New York and of the United States of America.

5.5 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.6 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy or facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a) If to Investor to it at:

Lion Capital (Guernsey) II Limited

PO Box 656

2nd Floor, Tudor House

Le Bordage

St Peter Port

Guernsey

GY1 3PP

Attn: Rob Jones

Telephone: +44 (0) 1481 749711

Fax: +44 (0) 1481 749749

with copies to:

Lion Capital (Americas) Inc.

888 Seventh Avenue

New York, New York 10019

Attn: Jacob Capps

Telephone: (212) 314-1903

Fax: (212) 314-1950

Lion Capital LLP

21 Grosvenor Place

London

SW1X 7HF

United Kingdom

Attn: Janet Dunlop

Telephone: +44 20 7201 2247

Fax: +44 20 7201 2222

with a copy to (which copy alone shall not constitute notice):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attn: Kathryn King Sudol

Telephone: (212) 455-2000

Fax: (212) 455-2502

(b) If to the Company:

American Apparel, Inc.

747 Warehouse Street

Los Angeles, California 90021-1106

Attention: General Counsel

Tel. No.: (213) 488-0266

Fax No.: (213) 201-3062

with a copy to (which copy alone shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, CA 90071

Attention: Jeffrey H. Cohen & David C. Eisman

Tel. No.: (213) 687-5288 and (213) 687-5381

Fax No.: (213) 621-5288 and (213) 621-5381

5.7 Entire Agreement; Assignment. (a) This Agreement (including the Exhibits hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof except for the Credit Agreement and each of the related Loan Documents (as defined in the Credit Agreement); and (b) this Agreement will not be assignable by operation of law (other than in connection with a merger, consolidation or similar transaction) or otherwise (any attempted assignment in contravention hereof being null and void); provided that Investor may assign all or part of its rights and obligations under this Agreement (i) to one or more Affiliates, but only if the transferee agrees in writing for the benefit of the Company (with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement (any such transferee shall be included in the term “Investor”), and (ii) as provided in Section 4.2; provided, further, that no such assignment shall relieve Investor of its obligations set forth in Section 3.2(b).

5.8 Interpretation; Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement. Any requirements contained herein based on beneficial ownership of a specific number of shares of Common Stock shall be deemed adjusted accordingly to reflect any stock split, reverse stock split or similar transaction. In addition, the following terms are ascribed the following meanings:

(a) the term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person, and, with respect to Investor, shall include without limitation (i) Lion Capital Fund II, L.P., Lion Capital Fund II B, L.P. and Lion Capital Fund II SBS, L.P. (the “Investor Funds”), (ii) the general partner or manager of each Investor Fund and (iii) any other person controlling, controlled by or under common control with any of the foregoing. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities by contract or otherwise;

(b) the term “beneficially own” has the meaning given to it in Rule 13d-3 under the Exchange Act;

(c) the word “or” is not exclusive;

(d) the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”; and

(e) the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(f) “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or in the State of California generally are authorized or required by law or other governmental action to close;

(g) “person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act; and

(h) “knowledge” of a party means the actual knowledge of the “officers” (as such term is defined in Rule 3b-2 under the Exchange Act) of such party.

5.9 Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

5.10 Severability. If any provision of this Agreement or the application thereof to any person (including the officers and directors of the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

5.11 No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto, any benefit right or remedies, except that the provisions of Section 4.2 shall inure to the benefit of the persons to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 4.2(h) hereof.

5.12 Time of Essence. Time is of the essence in the performance of each and every term of this Agreement.

5.13 Public Announcements. Subject to each party’s disclosure obligations imposed by law or regulation or the rules of any stock exchange upon which its securities are listed, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and neither the Company nor Investor will make any such news release or public disclosure without first consulting with the other, and, in each case, also receiving the other’s consent (which shall not be unreasonably withheld or delayed) and each party shall coordinate with the party whose consent is required with respect to any such news release or public disclosure.

5.14 Specific Performance. The parties hereby acknowledge and agree that each party would not have an adequate remedy at law for money damages, and irreparable damage would occur, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that any party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other party and to enforce specifically the terms and provisions of this Agreement against the other party, this being in addition to any other remedy to which either such party is entitled at law or in equity, and each party waives (a) the defense in any action for an injunction or other equitable relief that a remedy at law would be adequate and (b) agrees that any such action for injunctive relief or specific performance may be brought in (and hereby irrevocably submits to the jurisdiction of) any federal or state court in the State of New York.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

AMERICAN APPAREL, INC.

By:

Name: Dov Charney

Title: CEO & President

[Signature Page to Investment Agreement]

LION CAPITAL (GUERNSEY) II

By:

Name:

ROB JONES Director

Title:

[Signature Page to Investment Agreement]

Exhibit A

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE OF ASSURANCE REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

WARRANT TO PURCHASE

SHARES OF COMMON STOCK

OF

AMERICAN APPAREL, INC.

Expires March 13, 2016

No.: W-A-09-1

Number of Shares: 16,000,000

Date of Issuance: March 13, 2009

FOR VALUE RECEIVED, the undersigned, American Apparel, Inc., a Delaware corporation (together with its successors and assigns, the “Issuer”), hereby certifies that Lion Capital (Guernsey) II Limited or its registered assigns is entitled to subscribe for and purchase, during the Term (as hereinafter defined), in whole or in part, up to sixteen million (16,000,000) shares (subject to adjustment as hereinafter provided) of duly authorized, validly issued, fully paid and non-assessable Common Stock of the Issuer, at an exercise price per share equal to the Warrant Price then in effect, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 11 hereof.

1. Term. The term of this Warrant shall commence on the Original Issue Date and shall expire at 11:59 p.m., New York City time, on March 13, 2016 (such period being the “Term”).

2. Method of Exercise; Payment; Issuance of New Warrant; Transfer and Exchange.

(a) Time of Exercise. The purchase rights represented by this Warrant may be exercised in whole at any time or in part during the Term.

(b) Method of Exercise. The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the exercise form attached hereto duly executed) at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price in effect on the date of such exercise multiplied by the number of shares of Warrant Stock with respect to which this Warrant is then being exercised, payable at such Holder’s election (i) by certified or official bank check or by wire transfer to an account designated by the Issuer, (ii) by “cashless exercise” in accordance with the provisions of subsection (c) of this Section 2, or (iii) by a combination of the foregoing methods of payment selected by the Holder of this Warrant.

(c) Cashless Exercise. Notwithstanding any provisions herein to the contrary, if the Per Share Market Value of one share of Common Stock on the date of exercise is greater than the Warrant Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may exercise all or a portion of this Warrant by a cashless exercise and shall receive the number of shares of Common Stock equal to an amount (as determined below) by surrender of this Warrant at the principal office of the Issuer together with the properly endorsed exercise form (in the form attached hereto) in which event the Issuer shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y – (A)(Y) B

Where

X =

the number of shares of Common Stock to be issued to the Holder pursuant to the exercise of this Warrant by cashless exercise.

Y =

the number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised by cashless exercise, the portion of the Warrant being so exercised.

A =

the Warrant Price.

B =

the Per Share Market Value on (i) the Trading Day immediately prior to the date of exercise in the event that such exercise occurs prior to the close of trading on such date of exercise or (ii) on the date of exercise in the event that such exercise occurs after the close of trading on such date of exercise.

(d) Issuance of Stock Certificates. In the event of any exercise of this Warrant in accordance with and subject to the terms and conditions hereof, certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding three (3) Trading Days after such exercise (the “Delivery Date”) or, at the request of the Holder (provided that the Warrant Stock is then freely tradeable under Rule 144 under the Securities Act), issued and delivered to the Depository Trust Company (“DTC”) account of the Holder or its designee on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) within a reasonable time, not exceeding three (3) Trading Days after such exercise, and the Holder hereof shall be deemed for all purposes to be the holder of the shares of Warrant Stock so purchased as of the date of such exercise. Notwithstanding the foregoing to the contrary, the Issuer or its transfer agent shall only be obligated to issue and deliver the shares to the DTC on a holder’s behalf via DWAC if the Issuer and its transfer agent are participating in DTC through the DWAC system. The Holder shall deliver this original Warrant, or an indemnification undertaking with respect to such Warrant in the case of its loss, theft or destruction, at such time that this Warrant is fully exercised. With respect to partial exercises of this Warrant, the Issuer shall keep written records of the number of shares of Warrant Stock exercised as of each date of exercise.

2

(e) Transferability of Warrant. Subject to Section 2(g) hereof, this Warrant (together with all rights and obligations hereunder) may be transferred by a Holder, in whole or in part, without the consent of the Issuer. If transferred pursuant to this paragraph, this Warrant may be transferred on the books of the Issuer by the Holder hereof in person or by duly authorized attorney, and new Warrant(s) shall be made and delivered by the Issuer to reflect such transfer, upon surrender of this Warrant at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment of any necessary transfer tax imposed upon such transfer. This Warrant is exchangeable at the principal office of the Issuer for Warrants to purchase the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange. All new Warrants issued on transfers or exchanges (i) shall be dated the Original Issue Date, (ii) shall be identical to this Warrant except as to the number of shares of Warrant Stock issuable pursuant thereto and (iii) shall be delivered to the Holder within a reasonable time, not exceeding three (3) Trading Days after written notice to the Issuer of such Holder’s request for such transfer or exchange. All expenses (other than transfer taxes) and charges related to the preparation, execution and delivery of any new Warrants by the Issuer pursuant to this Section 2(e) shall be paid by the Issuer.

(f) Continuing Rights of Holder. The Issuer will, at the time of or at any time after each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Issuer to afford such rights to such Holder.

(g) Compliance with Securities Laws.

(i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Warrant Stock to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

(ii) Except as provided in paragraph (iii) below, this Warrant and all certificates representing shares of Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE OF ASSURANCE REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE

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PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

(iii) The Issuer agrees to reissue this Warrant or certificates representing any of the Warrant Stock, without the legend set forth above if at such time, prior to making any transfer of any such securities, the Holder shall give written notice to the Issuer describing the manner and terms of such transfer. Such proposed transfer will not be effected until: (a) either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that the registration of such securities under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Issuer with the Securities and Exchange Commission and has become effective under the Securities Act and the Holder has represented that the Warrant Stock has been or will be sold, (iii) the Issuer has received other evidence reasonably satisfactory to the Issuer that such registration and qualification under the Securities Act and applicable state securities laws are not required, or (iv) the Holder provides the Issuer with reasonable assurances acceptable to the Issuer that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected or a valid exemption exists with respect thereto. The Issuer will respond to any such notice from a Holder within three (3) Trading Days. In the case of any proposed transfer under this Section 2(g), the Issuer will use reasonable efforts, at the Holder’s expense, to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, or (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject. The restrictions on transfer contained in this Section 2(g) shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Warrant. Whenever a certificate representing the Warrant Stock is required to be issued to the Holder without a legend, in lieu of delivering physical certificates representing the Warrant Stock, the Issuer shall use its reasonable best efforts to cause its transfer agent to electronically transmit the Warrant Stock to the Holder by crediting the account of the Holder’s prime broker with DTC through its DWAC system (to the extent not inconsistent with any provisions of this Warrant). Notwithstanding the foregoing to the contrary, the Issuer or its transfer agent shall only be obligated to issue and deliver the shares to the DTC on a holder’s behalf via DWAC if such exercise is in connection with a sale and the Issuer and its transfer agent are participating in DTC through the DWAC system.

(h) No Rights as Stockholder. A Warrant does not entitle the Holder thereof to any of the rights of a stockholder of the Issuer, including, without limitation, the right to receive dividends or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Issuer or any other matter.

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3. Stock Fully Paid; Reservation and Listing of Shares; Covenants.

(a) Stock Fully Paid. The Issuer represents, warrants, covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of this Warrant or otherwise hereunder will, when issued in accordance with the terms of this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Holder and any income taxes attributable to the issuance and delivery of Common Stock upon exercise of this Warrant). The Issuer agrees that the shares of Warrant Stock so issued will be deemed to have been issued to the Holder as of the close of business on the date on which this Warrant and payment of the Warrant Price are delivered to the Issuer in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Issuer may then be closed or certificates representing such shares of Warrant Stock may not be actually delivered on such date. The Issuer further covenants and agrees that during the period within which this Warrant may be exercised, the Issuer will at all times have authorized and reserved for the purpose of issuance upon exercise of this Warrant a number of shares of Common Stock equal to at least the aggregate number of shares of Common Stock necessary to provide for the exercise of this Warrant, as such necessary number of shares of Common Stock may be adjusted from time to time pursuant to Section 4 hereof.

(b) Reservation. If any shares of Common Stock required to be reserved for issuance upon exercise of this Warrant or as otherwise provided hereunder require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued, the Issuer will in good faith use its best efforts as expeditiously as possible at its expense to cause such shares to be duly registered or qualified. If the Issuer shall list or cause to have quoted any shares of Common Stock on any securities exchange or market it will, at its expense, list or cause to have quoted thereon, maintain and increase when necessary such listing or quotation, of, all shares of Warrant Stock from time to time issued upon exercise of this Warrant or as otherwise provided hereunder, and, to the extent permissible under the applicable securities exchange rules, all unissued shares of Warrant Stock which are at any time issuable hereunder, so long as any shares of Common Stock shall be so listed or quoted. The Issuer will also so list or cause to have quoted on each securities exchange or market, and will maintain such listing or quotation of, any other securities which the Holder of this Warrant shall be entitled to receive upon the exercise of this Warrant if at the time any securities of the same class shall be listed or quoted on such securities exchange or market by the Issuer.

(c) Covenants.

(i) The Issuer shall not by any action including, without limitation, amending the certificate of incorporation or the by-laws of the Issuer, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against dilution (to the extent specifically provided herein) or impairment. Without limiting the generality of the foregoing, the Issuer will (A) not permit the par value, if any, of its Common Stock to exceed the then effective Warrant Price, (B) not amend or modify any provision of the certificate of incorporation or by-laws of the Issuer in any manner that would adversely affect the rights of the Holders of the Warrants, (C) take all such action as may be

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reasonably necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (D) use its best efforts to obtain all such authorizations, exemptions or consents from its stockholders and any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Issuer to perform its obligations under this Warrant.

(ii) The Issuer covenants that it will use commercially reasonable efforts to timely file all reports and other documents required to be filed by it under the Exchange Act other than Form 8-K reports (or, if the Issuer is not subject to such reporting requirements, it will, upon the request of any Holder, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will use commercially reasonable efforts to take such further action as any Holder may reasonably request, in each case to the extent required from time to time to enable such holder to sell the Warrants without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 under the Securities Act, as such rules may be amended from time to time, or (B) any successor rule or regulation hereafter adopted by the U.S. Securities and Exchange Commission. Upon the written request of any Holder, the Issuer will deliver to such Holder a written statement as to whether it has complied with such requirements.

(d) Loss, Theft, Destruction of Warrants. Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Common Stock.

4. Adjustment of Warrant Price and Number of Shares Issuable Upon Exercise. The Warrant Price and the Warrant Share Number shall be subject to adjustment from time to time as set forth in this Section 4. The Issuer shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with the notice provisions set forth in Section 5.

(a) Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale. In case the Issuer after the Original Issue Date shall do any of the following (each, a “Triggering Event”): (i) consolidate or merge with or into any other Person and the Issuer shall not be the continuing or surviving corporation of such consolidation or merger, or (ii) permit any other Person to consolidate with or merge into the Issuer and the Issuer shall be the continuing or surviving Person but, in connection with such consolidation or merger, any Capital Stock of the Issuer shall be changed into or exchanged for securities of any other Person or cash or any other property, or (iii) effect a share exchange or similar transaction with any other Person, or (iv) transfer all or substantially all of its properties or assets to any other Person, or (v) effect a capital reorganization or reclassification of its Capital Stock (other than any transaction covered by Section 4(b) hereof), then, and as a condition to each such Triggering Event, proper and adequate provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant shall be entitled upon the exercise hereof at

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any time after the consummation of such Triggering Event, to the extent this Warrant is not exercised in full prior to such Triggering Event, to receive at the Warrant Price in effect at the time immediately prior to the consummation of such Triggering Event in lieu of the Common Stock issuable upon such exercise of this Warrant prior to such Triggering Event, the number or amount of the securities, cash and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Warrant immediately prior thereto (including the right of a shareholder to elect the type of consideration it will receive upon a Triggering Event), subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for elsewhere in this Section 4. In determining the kind and amount of cash, securities or other property receivable upon exercise of this Warrant following the consummation of such Triggering Event, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Triggering Event, then the Holder shall have the right to make a similar election upon exercise of this Warrant with respect to the kind and amount of cash, securities and/or other property which the Holder will receive upon exercise of this Warrant.

(b) Stock Dividends, Subdivisions and Combinations. If at any time the Issuer shall:

(i) make or issue, or set a record date for the holders of the Common Stock for the purpose of entitling them to receive, a dividend payable in, or other distribution of, shares of Common Stock,

(ii) subdivide or reclassify its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (1) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to such record date or effective date would own or be entitled to receive after such date, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price in effect immediately prior to such record date or effective date multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the new number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment as determined in accordance with this Section 4(b).

(c) Certain Other Distributions. If at any time the Issuer shall make or issue, or set a record date for the holders of the Common Stock for the purpose of entitling them to receive, any dividend or other distribution of:

(i) cash (other than a regular cash dividend payable out of surplus or net profits legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Issuer on a quarterly, semi-annual or annual basis pursuant to a publicly announced dividend policy),

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(ii) any evidences of indebtedness of the Issuer or any of its Subsidiaries, or any shares of Capital Stock of any Person or any other securities or property of any nature whatsoever of any Person (other than cash, Common Stock Equivalents or Additional Shares of Common Stock), or

(iii) any warrants or other rights to subscribe for or purchase any evidences of indebtedness of the Issuer or any of its Subsidiaries, any shares of Capital Stock of any Person or any other securities or property of any nature whatsoever of any Person (other than cash, Common Stock Equivalents or Additional Shares of Common Stock),

then (1) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment multiplied by a fraction (A) the numerator of which shall be the Per Share Market Value of Common Stock at the date of taking such record and (B) the denominator of which shall be such Per Share Market Value minus the amount allocable to one share of Common Stock of any such cash so distributable and of the Fair Market Value of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the new number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Issuer to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4(c) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision, combination or reclassification, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4(b).

(d) Issuance of Additional Shares of Common Stock.

(i) In the event the Issuer shall at any time following the Original Issue Date sell or issue any Additional Shares of Common Stock (otherwise than as provided in the foregoing subsections (a) through (c) of this Section 4) without consideration or at a price per share that is lower than the Per Share Market Value on the last Trading Day immediately preceding the earlier of the date of announcement of such sale or issuance and the date on which the price for such sale or issuance is agreed or fixed, then the number of shares of Common Stock for which this Warrant is exercisable immediately after such sale or issuance shall be adjusted to equal the number determined by multiplying the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such sale or issuance by a fraction, (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately after such sale or issuance and (ii) the denominator of which shall be (x) the number of shares of Common Stock which the aggregate consideration received for such sale or issuance would purchase at such Per Share Market Value plus (y) the number of shares of Common Stock outstanding immediately prior to such sale or issuance. In such event, the Warrant Price shall be adjusted to that price determined by multiplying the Warrant Price then in effect by a fraction, the numerator of which is the number of shares of Common Stock

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issuable upon the exercise of this Warrant before such adjustment, and the denominator of which is the new number of shares of Common Stock issuable upon exercise of this Warrant determined in accordance with the immediately preceding sentence; provided, however, the Issuer shall not enter into any transaction that would result in the Warrant Price to be adjusted pursuant to this Section 4(d) below $1.93 (the “Floor Price”), or such higher price that would apply so as not to require approval of the issuance of the Warrant, the adjustments provided in this Section 4(d) or Section 4(e) or the corresponding issuance of shares of Common Stock hereunder by the Issuer’s stockholders under the NYSE Alternext U.S. requirements or the applicable requirements of any other securities exchange or market on which the Common Stock is then listed or quoted or by any other Governmental Authority on of the date of such issuance (“Issuer Stockholder Approval”), unless Issuer Stockholder Approval is obtained for the adjustments provided in this Section 4(d) and Section 4(e) and the corresponding issuance of shares of Common Stock hereunder (provided that, for the avoidance of doubt, this Section 4(d) shall not be construed to prohibit the Warrant Price, Floor Price or such other price from being adjusted to reflect any other adjustments made in accordance with this Section 4 (other than adjustments pursuant to this Section 4(d) or Section 4(e))).

(ii) No adjustment of the number of shares of Common Stock for which this Warrant shall be exercisable shall be made under paragraph (i) of this Section 4(d) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any Common Stock Equivalents, if any such adjustment shall previously have been made upon the issuance of such Common Stock Equivalents (or upon the issuance of any warrant or other rights therefor) pursuant to Section 4(e).

(e) Issuance of Common Stock Equivalents. If at any time the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Issuer is the surviving corporation) issue or sell, any Common Stock Equivalents, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which the Common Stock is issuable upon such conversion or exchange shall be less than the Per Share Market Value on the last Trading Day immediately preceding the earliest of such record date, the date of announcement of such sale or issuance and the date on which the price for such sale or issuance is agreed or fixed, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended or adjusted shall be less than the Per Share Market Value on the last Trading Day immediately preceding the date of such amendment or adjustment, then the Warrant Price then in effect shall be adjusted as provided in Section 4(d). For purposes of the adjustment provided for in Section 4(d), the shares of Common Stock issuable upon the conversion or exchange of any such Common Stock Equivalent purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance of such Common Stock Equivalent. No further adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Price then in effect shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Common Stock Equivalents.

(f) Superseding Adjustment. If, at any time after any adjustment of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Price then in effect shall have been made pursuant to Section 4(e) as the result of any sale or issuance of

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Common Stock Equivalents, and (i) such Common Stock Equivalents, or the right of conversion or exchange in such Common Stock Equivalents, shall expire, and all or a portion of such or the right of conversion or exchange with respect to all or a portion of such Common Stock Equivalents, as the case may be, shall not have been exercised, or (ii) the consideration per share for which shares of Common Stock are issuable pursuant to such Common Stock Equivalents changes, then such previous adjustment shall be rescinded and annulled and the Additional Shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Upon the occurrence of an event set forth in this Section 4(f), there shall be a recomputation made of the effect of such Common Stock Equivalents on the basis of: (i) treating the number of Additional Shares of Common Stock theretofore actually issued or issuable pursuant to the previous exercise of Common Stock Equivalents or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and (ii) treating any such Common Stock Equivalents which then remain outstanding as having been granted or issued immediately after the time of such change of the consideration per share for which Additional Shares of Common Stock are issuable under such Common Stock Equivalents; whereupon a new adjustment of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Price then in effect shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

(g) Other Provisions applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Price then in effect provided for in this Section 4:

(i) Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Common Stock Equivalents (or any warrants or other rights therefor) shall be issued for cash consideration, the consideration received by the Issuer therefor shall be the amount of the cash received by the Issuer therefor, or, if such Additional Shares of Common Stock or Common Stock Equivalents are offered by the Issuer for subscription, the subscription price, or, if such Additional Shares of Common Stock or Common Stock Equivalents are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation, discounts or expenses paid or incurred by the Issuer for and in the underwriting of, or otherwise in connection with, the issuance thereof). In connection with any merger or consolidation in which the Issuer is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Issuer shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration received by the Issuer in respect of its issuance of any Additional Shares of Common Stock or Common Stock Equivalents in such merger or consolidation shall be deemed to be the Fair Market Value of such portion of the assets and business of the nonsurviving corporation as the Board may determine to be attributable to such Additional Shares of Common Stock or Common Stock Equivalents, as the case may be. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Issuer for issuing such warrants or other rights plus the additional consideration payable to the

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Issuer upon exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Common Stock Equivalents shall be the consideration received by the Issuer for issuing warrants or other rights to subscribe for or purchase such Common Stock Equivalents, plus the consideration paid or payable to the Issuer in respect of the subscription for or purchase of such Common Stock Equivalents, plus the additional consideration, if any, payable to the Issuer upon the exercise of the right of conversion or exchange in such Common Stock Equivalents. In the event any consideration received by the Issuer for any securities consists of property other than cash or securities acquired in exchange therefor, the value thereof at the time of issuance or as otherwise applicable shall be equal to the Fair Market Value of such property or such securities. In the event Common Stock is issued with other shares or securities or other assets of the Issuer for consideration which covers both, the consideration computed as provided in this Section 4(g)(i) shall be allocated among such securities and assets as determined in good faith by the Board.

(ii) Timing of Adjustments. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision, combination or reclassification of shares of the Common Stock, as provided for in Section 4(b)) up to but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than one-half percent (0.5%) of the shares of Common Stock for which this Warrant is exercisable immediately prior to the making of such adjustment; provided, however, that the Issuer upon request shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder’s right to receive such additional shares, upon the occurrence of the event requiring such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(iii) Fractional Interests. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest one one-hundredth (1/100th) of a share and calculations of dollar amounts shall be made to the nearest one-tenth (1/10th) of a cent.

(iv) When Adjustment Not Required. If the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(v) Adjustment for Unspecified Actions. If the Issuer takes any action affecting the Common Stock, other than actions described in this Section 4, which in the

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opinion of the Board would materially and adversely affect the exercise rights of the Holder, the Warrant Price and/or the number of shares of Common Stock received upon exercise of the Warrant shall be adjusted for the Holder’s benefit, to the extent permitted by law, in such manner, and at such time, as the Board after consultation with the Holder shall reasonably determine to be equitable in the circumstances.

(vi) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 4, the Issuer shall take any action which is necessary, including obtaining regulatory, NYSE Alternext U.S. (or any other applicable securities exchange or market) or stockholder approvals or exemptions, in order that the Issuer may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Holder is entitled to receive upon exercise of this Warrant pursuant to this Section 4, it being understood that the Issuer shall not be required to seek the consent of any Holder prior to the taking of any action which would require an adjustment pursuant to this Section 4.

(vii) Adjustment Rules. Any adjustments pursuant to this Section 4 shall be made successively whenever an event referred to herein shall occur. If an adjustment in Warrant Price made hereunder would reduce the Warrant Price to an amount below par value of the Common Stock, then such adjustment in Warrant Price made hereunder shall reduce the Warrant Price to the par value of the Common Stock.

(h) Form of Warrant after Adjustments. The form of this Warrant need not be changed because of any adjustments in the Warrant Price or the number and kind of Securities purchasable upon the exercise of this Warrant.

(i) Escrow of Warrant Stock. If after any property becomes distributable pursuant to this Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, and the Holder exercises this Warrant, any shares of Common Stock issuable upon exercise by reason of such adjustment shall be deemed the last shares of Common Stock for which this Warrant is exercised (notwithstanding any other provision to the contrary herein) and such shares or other property shall be held in escrow for the Holder by the Issuer to be issued to the Holder upon and to the extent that the event actually takes place, upon payment of the current Warrant Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be cancelled by the Issuer and escrowed property returned.

5. Notice of Adjustments. Whenever the Warrant Price or Warrant Share Number shall be adjusted pursuant to Section 4 hereof (for purposes of this Section 5, each an “adjustment”), the Issuer shall cause its Chief Financial Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant no later than promptly (and in no event later than one business day) after each event giving rise to an adjustment. Any dispute between the Issuer and the Holder of this Warrant with respect to the matters set forth in such certificate

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shall, at the option of the Holder of this Warrant or the Issuer, be resolved pursuant to the Appraisal Procedure. In the event of a transfer of all or a portion of this Warrant pursuant to the terms hereof resulting in multiple Holders of portions of this Warrant, a majority in interest of Holders shall act on behalf of all Holders with respect to any disputes, including, but not limited to, with respect to the Appraisal Procedure.

6. Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with any exercise hereof, but in lieu of such fractional shares, the Issuer shall round the number of shares to be issued upon exercise up or down to the nearest whole number of shares.

7. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock to the Holder upon the exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Issuer.

8. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

9. Registry of Warrant. The Issuer shall maintain at its principal office or agency a registry showing the name and address of the Holder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Issuer, and the Issuer shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

10. Prohibited Actions. The Issuer agrees that it will not take any action which would entitle the Holder to an adjustment of the Warrant Price if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its certificate of incorporation.

11. Definitions. For the purposes of this Warrant, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such Person, whether through the ownership of voting securities by contract or otherwise.

“Additional Shares of Common Stock” means all shares of Common Stock issued by the Issuer after the Original Issue Date, and all shares of Other Common, if any, issued by the Issuer after the Original Issue Date, except: (i) securities issued (other than for cash) in connection with a merger, acquisition, or consolidation involving a Person that is not an Affiliate of the Issuer or its Affiliates which has been duly approved by the Board, (ii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to

13

the Original Issue Date, including, but not limited to, securities issued pursuant to the MSD Warrants (so long as the conversion terms or exercise price of any such securities are not amended to lower such price and/or adversely affect the Holders), (iii) the Warrant Stock, and (iv) Common Stock issued or the issuance or grants of options to purchase Common Stock pursuant to the Issuer’s stock option plans and employee stock purchase plans outstanding as they exist from time to time or employment agreements with employees of the Issuer or its Subsidiaries if the purchase price or exercise price per share, as applicable, of Common Stock on the date of such issuance or grant equals or exceeds the Per Share Market Value on the date of such issuance or grant.

“Appraisal Procedure” means a procedure whereby two Independent Appraisers, one chosen by the Issuer and one by the Holder (or if there is more than one Holder, a majority in interest of Holders), shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within ten (10) days after the Appraisal Procedure is invoked. If within thirty (30) days after appointment of the two appraisers they are unable to agree upon the amount in question, a third Independent Appraiser shall be chosen within ten (10) days thereafter by the mutual consent of such first two appraisers or, if such first two appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in the appraisal of the subject matter to be appraised. The decision of the third appraiser so appointed and chosen shall be given within thirty (30) days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive on the Issuer and the Holder or Holders; otherwise, the average of all three determinations shall be binding and conclusive on the Issuer and the Holder or Holders. The costs of conducting any Appraisal Procedure shall be shared equally by the Holder or Holders, on the one hand, and the Issuer, on the other hand, except (A) the fees and expenses of the appraiser appointed by the Issuer and any other costs incurred by the Issuer shall be borne by the Issuer, (B) the fees and expenses of the appraiser appointed by the Holder or Holders and any other costs incurred by the Holder or Holders shall be borne by such Holder or Holders, and (C) if such Appraisal Procedure shall result in a determination that is disparate by 10% or more from the Issuer’s initial determination, all costs of conducting such Appraisal Procedure shall be borne by the Issuer; provided, that, in the event that there are multiple Holders of portions of this Warrant, a majority in interest of Holders shall act on behalf of all Holders with respect to any Appraisal Procedure and the Issuer in no event will be required to bear the costs and expenses of more than one counsel representing such Holders.

“Board” shall mean the Board of Directors of the Issuer.

“Capital Stock” means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

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“Common Stock” means the Common Stock, $0.0001 par value per share, of the Issuer and any other Capital Stock into which such stock may hereafter be changed.

“Common Stock Equivalent” means any Convertible Security or warrant, option or other right to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Security.

“Convertible Securities” means evidences of indebtedness, shares of Capital Stock or other Securities which are or may be at any time convertible into or exchangeable for Additional Shares of Common Stock. The term “Convertible Security” means one of the Convertible Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property, as determined by the Board acting in good faith, assuming a willing buyer and a willing seller, provided that no minority or illiquidity discount shall be taken into account and no consideration shall be given to any restrictions on transfer, or to the existence or absence of, or any limitations on, voting rights.

“Governmental Authority” means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

“Holder” mean the Persons who shall from time to time own this Warrant.

“Independent Appraiser” means an independent nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing that is regularly engaged in the business of appraising the Capital Stock or assets of corporations or other entities as going concerns, and which is not affiliated with either the Issuer or the Holder of any Warrant.

“Issuer” means American Apparel, Inc., a Delaware corporation, and its successors.

“MSD Warrants” means the Warrants to Purchase 1,000,000 Shares of Common Stock of the Issuer, dated December 19, 2008, issued to SOF Investments, L.P.—Private IV.

“NYSE Alternext U.S.” means the NYSE Alternext U.S., and its successors.

“Original Issue Date” means March 13, 2009.

“OTC Bulletin Board” means the over-the-counter electronic bulletin board.

“Other Common” means any other Capital Stock of the Issuer of any class which shall be authorized at any time after the date of this Warrant (other than Common Stock) and which shall have the right to participate in the distribution of earnings and assets of the Issuer without limitation as to amount.

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“Person” means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

“Per Share Market Value” means on any particular date (a) the last sale price per share of the Common Stock on such date on the NYSE Alternext U.S. or another registered national stock exchange on which the Common Stock is then listed, or if there is no such price on such date, then the closing bid price or last sale price, as applicable, on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the NYSE Alternext U.S. or any registered national stock exchange, the closing bid price or last sale price, as applicable, for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheet” quotes for the five (5) Trading Days preceding such date of determination, or (d) if the Common Stock is not then publicly traded the Fair Market Value of a share of Common Stock; provided, that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period.

“Securities” means any debt or equity securities of the Issuer, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. “Security” means one of the Securities.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other entity (a) of which such Person or a subsidiary of such Person is a general partner or (b) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such Person and/or one or more subsidiaries thereof.

“Term” has the meaning specified in Section 1 hereof.

“Trading Day” means (a) a day on which the Common Stock is traded on the NYSE Alternext U.S., or (b) if the Common Stock is not traded on the NYSE Alternext U.S., a day on which the Common Stock is quoted in the over-the-counter market as reported by the OTC Bulletin Board or by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

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“Warrant” means this Warrant.

“Warrant Price” initially means $2.00 as such price may be adjusted from time to time as shall result from the adjustments specified in this Warrant, including Section 4 hereof.

“Warrant Share Number” means at any time the aggregate number of shares of Warrant Stock which may at such time be purchased upon exercise in full of this Warrant, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

“Warrant Stock” means Common Stock issuable upon exercise of this Warrant. 12. Other Notices. In case at any time:

(A) the Issuer shall make any distributions to the holders of Common Stock; or

(B) the Issuer shall authorize the granting to all holders of its Common Stock of rights to subscribe for or purchase any shares of Capital Stock of any class or other rights; or

(C) there shall be any reclassification of the Capital Stock of the Issuer; or

(D) there shall be any capital reorganization by the Issuer; or

(E) there shall be any (i) consolidation or merger involving the Issuer or (ii) sale, transfer or other disposition of all or substantially all of the Issuer’s property, assets or business (except a merger or other reorganization in which the Issuer shall be the surviving corporation and its shares of Capital Stock shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned Subsidiary of the Issuer); or

(F) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any partial liquidation of the Issuer or distribution to holders of Common Stock;

then, in each of such cases, the Issuer shall give written notice to the Holder of the date on which (i) the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least twenty (20) days prior to the action in question and not less than ten (10) days prior to the record date or the date on which the Issuer’s transfer books are closed in respect thereto. This Warrant entitles the Holder to receive copies of all

17

financial and other information distributed or required to be distributed to the holders of the Common Stock.

13. Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended by a written instrument or written instruments executed by the Issuer and the Holder. Compliance with any term, covenant, agreement or condition in this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) by a written instrument or written instruments executed by the party or parties to be bound thereby. Any failure or delay to exercise any rights hereunder or remedies with respect hereto shall not constitute a waiver of any such rights or remedies.

14. Governing Law; Jurisdiction. This Warrant shall be governed by and construed in accordance with the internal laws of the State of New York. This Warrant shall not be interpreted or construed with any presumption against the party causing this Warrant to be drafted. The Issuer and the Holder agree that venue for any dispute arising under this Warrant will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The Issuer and the Holder irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Issuer and the Holder consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 14 shall affect or limit any right to serve process in any other manner permitted by law. The Issuer and the Holder hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Warrant, shall be entitled to reimbursement for reasonable legal fees and other costs of such proceeding from the non-prevailing party. THE PARTIES HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

15. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur, and addressed to the party to be notified at the address indicated below for the Issuer, or at the address for the Holder set forth in the registry maintained by the Issuer pursuant to Section 9, or at such other address and/or telecopy or facsimile number and/or to the attention of such other person as the Issuer or the Holder may designate by written notice.

If to the Issuer:

American Apparel, Inc.

747 Warehouse Street

Los Angeles, California 90021-1106

Attention: General Counsel

Tel. No.: (213)488-0266

Fax No.: (213)201-3062

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with copies (which copies shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, CA90071

Attention: Jeffrey H. Cohen & David C. Eisman

Tel. No.: (213) 687-5288 and (213) 687-5381

Fax No.: (213) 621-5288 and (213) 621-5381

16. Warrant Agent. The Issuer may, by written notice to the Holder of this Warrant, appoint an agent having an office in New York, New York for the purpose of issuing shares of Warrant Stock on the exercise of this Warrant pursuant to subsection (b) of Section 2 hereof, exchanging this Warrant pursuant to subsection (e) of Section 2 hereof or replacing this Warrant pursuant to subsection (d) of Section 3 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

17. Remedies. The Issuer stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, in addition to any other remedies available to the Holder at law or in equity, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

18. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such Holder or holder of Warrant Stock.

19. Merger or Consolidation of the Corporation. In connection with any merger or consolidation of the Issuer into, or sale, transfer or lease of all or substantially all of the Issuer’s property to, any other Person, the Issuer will (a) cause the successor entity, transferee or lessee, as the case may be (if not the Issuer), to assume the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Issuer or (b) the agreement providing for such merger, consolidation or sale to expressly provide for adjustments to the Warrant in accordance with the terms and conditions hereof or for the payment to the Holders in accordance with the terms and conditions hereof in respect of any Warrants held by such Holders as if such Warrants were exercised.

20. Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of

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this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

21. Headings. The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

(Remainder of Page Intentionally Left Blank)

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IN WITNESS WHEREOF, the Issuer has executed this Warrant as of the day and year first above written.

AMERICAN APPAREL, INC.

By:

Name:

Title:

EXERCISE FORM

WARRANT

AMERICAN APPAREL, INC.

The undersigned, pursuant to the provisions of the within Warrant, hereby elects to purchase shares of Common Stock of American Apparel, Inc. covered by the within Warrant.

Dated:

Signature

Address

The undersigned intends that payment of the Warrant Price shall be made as (check one or both): Cash Exercise Cashless Exercise

If the Holder has elected a Cash Exercise (in whole or in part), the Holder shall pay the sum of $ by certified or official bank check (or via wire transfer) to the Issuer in accordance with the terms of the Warrant.

If the Holder has elected a Cashless Exercise (in whole or in part), a certificate shall be issued to the Holder for the number of shares equal to the whole number portion of the product of the calculation set forth below, which is . The Issuer shall pay a cash adjustment in respect of the fractional portion of the product of the calculation set forth below in an amount equal to the product of the fractional portion of such product and the Per Share Market Value on the date of exercise, which product is .

X = Y

- (A)(Y)

B

Where:

The number of shares of Common Stock to be issued to the Holder pursuant to the exercise of the Warrant by Cashless Exercise (“X”).

The number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised by Cashless Exercise (“Y”).

The Warrant Price (“A”).

The Per Share Market Value on (i) the Trading Day immediately prior to the date of exercise in the event that such exercise occurs prior to the close of trading on such date of exercise or (ii) on the date of exercise in the event that such exercise occurs after the close of trading on such date of exercise (“B”).

ASSIGNMENT

FOR VALUE RECEIVED, hereby sells, assigns and transfers unto the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint , attorney, to transfer the said Warrant on the books of the within named corporation.

Dated:

Signature

Address

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, hereby sells, assigns and transfers unto the right to purchase shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint , attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated:

Signature

Address

FOR USE BY THE ISSUER ONLY:

This Warrant No. W- canceled (or transferred or exchanged) this day of, , shares of Common Stock issued therefor in the name of , Warrant No. W- issued for shares of Common Stock in the name of.

Exhibit B

American Apparel, Inc. 747 Warehouse Street Los Angeles, California 90021

March 13, 2009

Lion Capital (Guernsey) II Limited

PO Box 656

2nd Floor, Tudor House

Le Bordage

St Peter Port

Guernsey

GY13PP

Attn: Rob Jones

RE: Extension of Non-Competition and Non-Solicitation Covenants in Section 5.27(a) of the Merger Agreement

Ladies and Gentlemen:

Reference is made to (i) the Investment Agreement, dated as of March 13, 2009 (as it may be hereafter amended, supplemented or modified from time to time, the “Investment Agreement”), between American Apparel, Inc., a Delaware corporation (the “Company”), and Lion Capital (Guernsey) II Limited, a Guernsey limited company (the “Investor”), and (ii) the Amended and Restated Agreement and Plan of Reorganization, dated as of November 7, 2007 (as it may be hereafter amended, supplemented or modified from time to time, the “Merger Agreement”), by and among the Company (f/k/a Endeavor Acquisition Corp.), American Apparel (USA) LLC (f/k/a AAI Acquisition LLC), a California limited liability company, American Apparel Inc., a California corporation, American Apparel, LLC, a California limited liability company, each of the Canadian companies set forth on Schedule A to the Merger Agreement (the “CI Companies”), Dov Charney (“Mr. Charney”), each of the stockholders of the CI Companies (with respect to certain provisions of the Merger Agreement) and Sam Lim (with respect to certain provisions of the Merger Agreement).

This letter agreement is being delivered by the Company to the Investor pursuant to Section 1.2(b)(1)(F) of the Investment Agreement. Capitalized terms used but not defined herein have the respective meanings set forth in the Investment Agreement.

Mr. Charney and the Company hereby agree that, with respect to Mr. Charney only, the time period applicable to the non-competition and non-solicitation covenants contained in Section 5.27(a) of the Merger Agreement shall be extended from December 12, 2011 to December 31, 2013 (the “Extension Period”); provided that the Extension Period shall terminate upon the earliest to occur of the following events (any such event, an “Extension Period Termination Event”): (i) (A) the Investor and its Affiliates beneficially own less than 4,000,000 shares of Common Stock issued or issuable upon exercise of the Warrant and (B) the loans made pursuant to the Credit Agreement, as it may be hereafter amended, supplemented or modified from time to time, have been repaid in full, (ii) Mr. Charney’s employment is terminated by the Company “without cause” or (iii) Mr. Charney terminates his employment with the Company for “Good Reason” (the terms “without cause” and “Good Reason” having the respective meanings set forth in the Employment Agreement, dated as of December 12, 2007, as it may be hereafter amended, supplemented or modified from time to time, between Mr. Charney and the Company). Except as expressly provided herein, nothing herein shall modify the terms of the non-competition and non-solicitation covenants contained in Section 5.27(a) of the Merger Agreement, and, for the avoidance of doubt, the occurrence of any Extension Period Termination Event shall not apply to or terminate the time period through December 12, 2011 applicable to the non-competition and non-solicitation covenants contained in Section 5.27(a) of the Merger Agreement.

This letter agreement is not intended to, and does not, confer upon any person or entity, other than Investor and its assignees, any rights or remedies hereunder or in connection herewith. In the event that Investor assigns all or part of its rights and obligations under the Investment Agreement to one or more Affiliates in accordance with the terms thereof, Investor shall be deemed to have assigned all of its rights under this letter agreement to such assignee (and any such assignee shall be included in the term “Investor”).

This letter agreement will be governed by and construed in accordance with the laws of the State of New York. Any action against either party hereto, including any action for provisional or conservatory measures or action to enforce any judgment entered by any court in respect of any thereof, may be brought in any federal or state court of competent jurisdiction located in the Borough of Manhattan in the State of New York, and each party hereto irrevocably consents to the jurisdiction and venue in the United States District Court for the Southern District of New York and in the courts hearing appeals therefrom unless no federal subject matter jurisdiction exists, in which event, each party hereto irrevocably consents to jurisdiction and venue in the Supreme Court of the State of New York, New York County, and in the courts hearing appeals therefrom. Each party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this letter agreement, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this letter agreement, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the suit, action or proceeding in any such court is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this letter agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. Each party expressly acknowledges that the foregoing waiver is intended to be irrevocable under the laws of the State of New York and of the United States of America.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND

ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

The parties hereby acknowledge and agree that each party would not have an adequate remedy at law for money damages, and irreparable damage would occur, in the event that any of the provisions of this letter agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that any party shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement by the other party and to enforce specifically

2

the terms and provisions of this letter agreement against the other party, this being in addition to any other remedy to which either such party is entitled at law or in equity, and each party waives (a) the defense in any action for an injunction or other equitable relief that a remedy at law would be adequate and (b) agrees that any such action for injunctive relief or specific performance may be brought in (and hereby irrevocably submits to the jurisdiction of) any federal or state court in the State of New York.

[signature page follows]

3

IN WITNESS WHEREOF, the undersigned have executed this letter agreement as of the date first written above.

Dov Charney

AMERICAN APPAREL, INC.

By:

Name:

Title:

ACKNOWLEDGED AND ACCEPTED

as of the date first written above:

LION CAPITAL (GUERNSEY) II LIMITED

By:

Name:

Title:

cc: Lion Capital (Americas) Inc.

888 Seventh Avenue

New York, New York 10019

Attn: Jacob Capps

Lion Capital LLP

21 Grosvenor Place London

SW1X 7HF

United Kingdom Attn: Janet Dunlop

[Signature Page to Letter Agreement re: Extension of Non-Competition and Non-Solicitation Covenants]

Exhibit C

American Apparel, Inc.

747 Warehouse Street Los Angeles, California 90021

March 13, 2009

Lion Capital (Guernsey) II Limited

PO Box 656

2nd Floor, Tudor House

Le Bordage

St Peter Port

Guernsey

GY13PP

Attn: Rob Jones

RE: Extension of Lock-Up Agreement

Ladies and Gentlemen:

Reference is made to (i) the Investment Agreement, dated as of March 13, 2009 (as it may be hereafter amended, supplemented or modified from time to time, the “Investment Agreement”), between American Apparel, Inc., a Delaware corporation (the “Company”), and Lion Capital (Guernsey) II Limited, a Guernsey limited company (the “Investor”), and (ii) the Lock-Up Agreement, dated December 12, 2007 (the “Lock-Up Agreement”), executed by Dov Charney (“Mr. Charney”).

This letter agreement is being delivered by the Company to the Investor pursuant to Section 1.2(b)(1)(G) of the Investment Agreement. Capitalized terms used but not defined herein have the respective meanings set forth in the Investment Agreement.

Mr. Charney hereby agrees the Restricted Period (as defined in the Lock-Up Agreement) under the Lock-Up Agreement shall be extended from December 12, 2010 to December 31, 2013 (the “Extension Period”); provided that the Extension Period shall terminate upon the earliest to occur of the following events (any such event, an “Extension Period Termination Event”): (i) (A) the Investor and its Affiliates beneficially own less than 4,000,000 shares of Common Stock issued or issuable upon exercise of the Warrant and (B) the loans made pursuant to the Credit Agreement, as it may be hereafter amended, supplemented or modified from time to time, have been repaid in full, (ii) Mr. Charney’s employment is terminated by the Company “without cause” or (iii) Mr. Charney terminates his employment with the Company for “Good Reason” (the terms “without cause” and “Good Reason” having the respective meanings set forth in the Employment Agreement, dated as of December 12, 2007, as it may be hereafter amended, supplemented or modified from time to time, between Mr. Charney and the Company). Except as expressly provided herein, nothing herein shall modify the terms of the Lock-Up Agreement, and, for the avoidance of doubt, the occurrence of any Extension Period Termination Event shall not apply to or terminate any portion of the Restricted Period which occurs prior to the beginning of the Extension Period.

Notwithstanding the foregoing, during the Extension Period, Mr. Charney shall have the right to Transfer (as defined in the Lock-Up Agreement), in a single transaction or in multiple transactions from time to time, a number of shares of Common Stock otherwise subject to the Lock-Up Agreement not to exceed twenty-five percent (25%) of the total number of shares of Common Stock in which Mr. Charney has a legal or beneficial interest as of December 12, 2010. In addition, for the avoidance of doubt, Mr. Charney shall have the right during the Extension Period to make any Transfer that would not be prevented by or subject to the Lock-Up Agreement during the Restricted Period.

This letter agreement is not intended to, and does not, confer upon any person or entity, other than Investor and its assignees, any rights or remedies hereunder or in connection herewith. In the event that Investor assigns all or part of its rights and obligations under the Investment Agreement to one or more Affiliates in accordance with the terms thereof, Investor shall be deemed to have assigned all of its rights under this letter agreement to such assignee (and any such assignee shall be included in the term “Investor”).

This letter agreement will be governed by and construed in accordance with the laws of the State of New York. Any action against either party hereto, including any action for provisional or conservatory measures or action to enforce any judgment entered by any court in respect of any thereof, may be brought in any federal or state court of competent jurisdiction located in the Borough of Manhattan in the State of New York, and each party hereto irrevocably consents to the jurisdiction and venue in the United States District Court for the Southern District of New York and in the courts hearing appeals therefrom unless no federal subject matter jurisdiction exists, in which event, each party hereto irrevocably consents to jurisdiction and venue in the Supreme Court of the State of New York, New York County, and in the courts hearing appeals therefrom. Each party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this letter agreement, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this letter agreement, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the suit, action or proceeding in any such court is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this letter agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. Each party expressly acknowledges that the foregoing waiver is intended to be irrevocable under the laws of the State of New York and of the United States of America.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND

ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

The parties hereby acknowledge and agree that each party would not have an adequate remedy at law for money damages, and irreparable damage would occur, in the event that any of the provisions of this letter agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that any party shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement by the other party and to enforce specifically

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the terms and provisions of this letter agreement against the other party, this being in addition to any other remedy to which either such party is entitled at law or in equity, and each party waives (a) the defense in any action for an injunction or other equitable relief that a remedy at law would be adequate and (b) agrees that any such action for injunctive relief or specific performance may be brought in (and hereby irrevocably submits to the jurisdiction of) any federal or state court in the State of New York.

[signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this letter agreement as of the date first written above.

Dov Charney

ACKNOWLEDGED AND ACCEPTED

as of the date first written above:

LION CAPITAL (GUERNSEY) II LIMITED

By:

Name:

Title:

AMERICAN APPAREL, INC.

By:

Name:

Title:

cc: Lion Capital (Americas) Inc.

888 Seventh Avenue

New York, New York 10019

Attn: Jacob Capps

Lion Capital LLP

21 Grosvenor Place London

SW1X 7HF

United Kingdom Attn: Janet Dunlop

[Signature Page to Extended Lock-Up Agreement]

Exhibit D

INVESTMENT VOTING AGREEMENT

INVESTMENT VOTING AGREEMENT, dated as of March 13, 2009 (this “Agreement”), between Dov Charney, an individual (“Mr. Charney”), and Lion Capital (Guernsey) II Limited, a Guernsey limited company (“Investor”).

WHEREAS, Investor is a party to that certain Investment Agreement, dated as of March 13, 2009 (as it may be hereafter amended, supplemented or modified from time to time, the “Investment Agreement”; capitalized terms used but not defined herein have the respective meanings set forth in the Investment Agreement), between American Apparel, Inc., a Delaware corporation (the “Company”), and Investor, pursuant to which and subject to the terms and conditions of which, among other things, Investor has the right to designate up to two persons for nomination for election to the Board of Directors of the Company (the “Board”);

WHEREAS, Mr. Charney is a party to that certain Voting Agreement, dated as of December 12, 2007 (as it may be hereafter amended, supplemented or modified from time to time, the “Voting Agreement”), among the Company, Mr. Charney and the other stockholders of the Company listed on the signature pages thereto, pursuant to which and subject to the terms and conditions of which, among other things, Mr. Charney has the right to designate up to four persons for nomination for election to the Board; and

WHEREAS, in connection with the transactions contemplated by the Investment Agreement, and pursuant to Sections 1.2(b)(1)(H) and 4.1(a) of the Investment Agreement, Mr. Charney and Investor desire to enter into this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

VOTING AGREEMENTS

Section 1.1 Mr. Charney’s Agreement to Vote for Investor Directors. For so long as Investor has the right to designate any person or persons for nomination for election to the Board pursuant to Section 4.1(a) of the Investment Agreement, subject to applicable law and Section 1.3 hereof:

(a) Mr. Charney agrees to vote or execute consents, as applicable, with respect to all of the shares of Common Stock that he at such time beneficially owns (such term as used herein to be defined as set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), or cause to be voted or a consent to be executed with respect to such shares of Common Stock he at such time beneficially owns, for the election and re-election of each such nominated Investor Director to the Board;

(b) during the term of the Voting Agreement, if necessary to permit an Investor Director nominated by Investor for election or re-election to the Board pursuant to

Section 4.1(a) of the Investment Agreement, Mr. Charney agrees to designate each such Investor Director as an AAI Director (as defined in the Voting Agreement) that is a Class A Director (as defined in the Voting Agreement), a Class B Director (as defined in the Voting Agreement) or a Class C Director (as defined in the Voting Agreement), the selection of such class to be at Mr. Charney’s election, pursuant to Section 1.01(a) of the Voting Agreement;

(c) in the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any such Investor Director, Investor shall have the right to designate a replacement to fill such vacancy, and Mr. Charney agrees to vote or execute consents, as applicable, with respect to all of the shares of Common Stock that he at such time beneficially owns, or cause to be voted or a consent to be executed with respect to such shares of Common Stock he at such time beneficially owns, for election to the Board of such individual designated by Investor;

(d) Mr. Charney agrees that he will not, as a stockholder, vote or execute any consent with respect to the removal of an Investor Director, unless he is directed to do so by Investor, and if he is so directed, he agrees to vote or execute consents, as applicable, with respect to all of the shares of Common Stock that he at such time beneficially owns, or cause to be voted or a consent to be executed with respect to such shares of Common Stock he at such time beneficially owns, for such removal and for the election of a replacement Investor Director as provided in Section 1.1(c); and

(e) notwithstanding anything to the contrary set forth herein, Mr. Charney’s obligations under this Section 1.1 shall terminate, and Mr. Charney shall not have any voting or other obligations under this Agreement, in the event that Mr. Charney beneficially owns less than 6,000,000 shares of Common Stock (which number shall be deemed to be adjusted appropriately to take into account any stock split, reverse stock split or similar transaction).

Section 1.2 Investor’s Agreement to Vote for Mr. Charney. For so long as Investor has the right to designate any person for nomination for election to the Board pursuant to Section 4.1(a) of the Investment Agreement, subject to applicable law and Sections 1.1 and 1.3 hereof:

(a) at each time that Mr. Charney and, during the term of the Voting Agreement, another AAI Director is nominated for re-election or election, as the case may be, to the Board, Investor agrees to vote or execute consents, as applicable, with respect to all of the shares of Common Stock that it at such time beneficially owns (such beneficial ownership, when determined with respect to Investor, to include any shares obtained upon exercise of the Warrant), or cause to be voted or a consent to be executed with respect to such shares of Common Stock Investor at such time beneficially owns, for such re-election or election, as the case may be, of Mr. Charney and, during the term of the Voting Agreement, such other AAI Director, as the case may be, to the Board;

(b) in the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any AAI Director during the term of the Voting Agreement, Mr. Charney shall have the right to designate a replacement to

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fill such vacancy, and Investor agrees to vote or execute consents, as applicable, with respect to all of the shares of Common Stock that Investor at such time beneficially owns, or cause to be voted or a consent to be executed with respect to such shares of Common Stock Investor at such time beneficially owns, for election to the Board of such individual designated by Mr. Charney;

(c) Investor agrees that it will not, as a stockholder, vote or execute any consent with respect to the removal of Mr. Charney or, during the term of the Voting Agreement, another AAI Director, unless it is directed to do so by Mr. Charney, and if Investor is so directed, Investor agrees to vote or execute consents, as applicable, with respect to all of the shares of Common Stock that Investor at such time beneficially owns, or cause to be voted or a consent to be executed with respect to such shares of Common Stock Investor at such time beneficially owns, for such removal and for the election of a replacement individual as provided in Section 1.2(b); and

(d) notwithstanding anything to the contrary set forth herein, Investor’s obligations under this Section 1.2 shall terminate, and Investor shall not have any voting or other obligations under this Agreement, in the event that (i) Mr. Charney beneficially owns less than 27,900,000 shares of Common Stock (which number shall be deemed to be adjusted appropriately to take into account any stock split, reverse stock split or similar transaction) or (ii) (A) Mr. Charney is no longer employed on a full-time basis by the Company or any subsidiary of the Company and (B) Mr. Charney is in material breach of the non-competition and nonsolicitation covenants contained in Section 5.27(a) of the Amended and Restated Agreement and Plan of Reorganization, dated as of November 7, 2007 (as it may be hereafter amended, supplemented or modified from time to time, the “Merger Agreement”), by and among the Company (f/k/a Endeavor Acquisition Corp.), American Apparel (USA) LLC (f/k/a AAI Acquisition LLC), a California limited liability company, American Apparel Inc., a California corporation, American Apparel, LLC, a California limited liability company, each of the Canadian companies set forth on Schedule A to the Merger Agreement (the “CI Companies”), Mr. Charney, each of the stockholders of the CI Companies (with respect to certain provisions of the Merger Agreement) and Sam Lim (with respect to certain provisions of the Merger Agreement), as extended by the letter agreement, dated as of March 13, 2009 (as it may be hereafter amended, supplemented or modified from time to time), by and among Mr. Charney, the Company and Investor.

Section 1.3 Obligations as Director and/or Officer. Nothing in this Agreement shall be deemed to limit or restrict any director or officer of the Company from acting in his or her capacity as such director or officer or from exercising his or her fiduciary duties and responsibilities, it being agreed that this Agreement shall apply to each party solely in his, her or its capacity as a securityholder of the Company and shall not apply to his, her or its actions, judgments or decisions as a director or officer of the Company if he or she is such a director or officer. Neither Investor nor Mr. Charney makes any representation or warranty as to the fitness or competence of any nominee of the other to serve on the Board by virtue of its or his execution of this Agreement or by the act of voting for such nominee pursuant to this Agreement.

Section 1.4 Term. This Agreement shall terminate automatically, and all obligations of Mr. Charney and Investor pursuant to this Agreement shall terminate immediately,

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and Investor shall cause the Investor Director or Investor Directors, as the case may be, to resign promptly from the Board (and Mr. Charney shall be entitled to take all action to remove the Investor Directors from the Board), when Investor no longer has the right to designate any person as an Investor Director for nomination for election to the Board pursuant to Section 4.1(a) of the Investment Agreement. Without prejudice to the foregoing, at any such time, the Investor Directors shall not vote or exercise any other rights or powers of office during the period pending resignation. Any vacancy created by such resignation may be filled by the Board or the stockholders of the Company in accordance with the Company’s certificate of incorporation and bylaws and applicable law.

ARTICLE II

MISCELLANEOUS

Section 2.1 No Assignment. This Agreement shall not be assignable by operation of law (other than in connection with a merger, consolidation or similar transaction) or otherwise (any attempted assignment in contravention hereof being null and void); provided that in the event that Mr. Charney or Investor desires to transfer all or any portion of his or its shares of Common Stock or Warrants to any of his or its Affiliates (other than the Company), it shall be a condition of the effectiveness of such transfer that, and such transfer shall only be effective if, such transferee agrees in writing (with a copy thereof to be furnished to the other party hereto) to be bound by the terms of this Agreement. For the avoidance of doubt, except as expressly provided in this Section 2.1 with respect to transfers to Affiliates, this Agreement shall not, and does not purport to, impose any restrictions or obligations with respect to the transfer by any person of any shares of Common Stock, Warrants or other securities of the Company.

Section 2.2 Amendment; Waiver. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party or, if such party is an individual, such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any party to this Agreement, as the case may be, will be effective unless it is in a writing signed by a duly authorized officer of the waiving party or, if such party is an individual, such waiving party that makes express reference to the provision or provisions subject to such waiver. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 2.3 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court in Delaware. Each party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Agreement, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment

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prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the suit, action or proceeding in any such court is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. Each party expressly acknowledges that the foregoing waiver is intended to be irrevocable under the laws of the State of Delaware and of the United States of America.

Section 2.4 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS

AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 2.5 Specific Performance. The parties hereby acknowledge and agree that each party would not have an adequate remedy at law for money damages, and irreparable damage would occur, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that any party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other party and to enforce specifically the terms and provisions of this Agreement against the other party, this being in addition to any other remedy to which either such party is entitled at law or in equity, and each party waives (a) the defense in any action for an injunction or other equitable relief that a remedy at law would be adequate and (b) agrees that any such action for injunctive relief or specific performance may be brought in (and hereby irrevocably submits to the jurisdiction of) any federal or state court in the State of Delaware.

Section 2.6 Severability. If any provision of this Agreement or the application thereof to any person (including the officers and directors of the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 2.7 No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto, any benefit, right or remedies.

Section 2.8 Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by

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facsimile or other electronic means and such electronic signature pages will be deemed as sufficient as if physical signature pages had been delivered.

[signature pages follow]

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first herein above written.

DOV CHARNEY

[Signature Page to Voting Agreement]

LION CAPITAL (GUERNSEY) II LIMITED

By:

Name:

Title:

[Signature Page to Voting Agreement]